                                                               EXHIBIT 4 (h) (1)



Filed with Post-Effective Amendment No. 9 to this Registration Statement on Form N-4 on March 1, 1990.

                        [LOGO OF MET LIFE APPEARS HERE]
                           AND AFFILIATED COMPANIES

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated In New York State
               One Madison Avenue--New York, New York 10010-3690
________________________________________________________________________________
Contractholder

           Trustee of the Metropolitan Group Annuity Contracts Trust

________________________________________________________________________________
Group Annuity Contract No.                                 Issue Date

          8674-4                                           November 1, 1988

________________________________________________________________________________

In Consideration of the Contractholder's payments under this Contract,

                      METROPOLITAN LIFE INSURANCE COMPANY
                         (HEREIN CALLED METROPOLITAN)

Agrees to make payments, and to pay annuities bought, under this Contract, in accordance with and subject to its terms.

Therefore, the Contractholder and Metropolitan execute this Contract in duplicate to take effect as of the Issue Date.

                                       METROPOLITAN LIFE INSURANCE COMPANY


__________________________________
Signature

__________________________________
Title

__________________________________     _________________________________________
Witness                                Registrar

__________________________________     _________________________________________
Date                                   Date

__________________________________     _________________________________________
City and State                         City and State



Group Annuity Contract
Deferred and Immediate Annuities
Accumulation Value
Participating




Form G.2952

                                   CONTENTS

                                                                          Page
Section 1.  Definitions................................................     2

Section 2.  Annuities

  2.01      Purchase of Annuities......................................     2

  2.02      Report of Annuities........................................     2

  2.03      Purchase Payments.........................................      3

  2.04      Purchase of Annuity.......................................      3

  2.05      Annuity Certificates......................................      3

  2.06      Death of Annuitant Before Annuity Commencement Date.......      3

  2.07      Surrender of Annuity Before Annuity Commencement Date.....      3

  2.08      Proof that Annuitant is Alive on Annuity Commencement Date      3

Section 3.  General Provisions

  3.01      Participation; Dividends..................................      4

  3.02      Metropolitan's Liability..................................      4

  3.03      Misstatements.............................................      4

  3.04      Changes by Metropolitan...................................      4

  3.05      Discontinuance of Purchases...............................      4

  3.06      Communications; Payments to Metropolitan..................      5

  3.07      Entire Contract...........................................      5

  3.08      Termination of Contract...................................      5




Form G.2952

Section 1.  Definitions

  1.01 "Annuitant" means a person upon whose life a Certificate has been issued under this Contract.

  1.02 "Annuity" means an annuity payable under this Contract for which a Certificate has been issued.

  1.03 "Annuity Commencement Date" means the date as of which payment of an Annuity is to commence.

  1.04 "Business Day" means a day on which the Home Office of Metropolitan in New York, New York is open for business.

  1.05 "Certificate" means a certificate issued to the Owner of an Annuity pursuant to Section 2.05.

  1.06 "Discontinuance Date" means the date on and after which no further Purchase Payments will be made to Metropolitan under this Contract.

  1.07 "Owner" means the person so reported to Metropolitan at the date of purchase of the Certificate.

  1.08 "Purchase Date" means the date as of which Metropolitan receives the Purchase Payment for an annuity purchased under this Contract or such other date Metropolitan agrees to.

  1.09 "Purchase Payment" means an amount paid to Metropolitan to purchase an Annuity under this Contract.

Section 2.  Annuities

  2.01      Purchase of Annuities

            Annuities may be purchased under this Contract prior to the Discontinuance Date.

  2.02      Report of Annuities

            For each Annuity purchased under this Contract the purchaser will report the following information to Metropolitan:

            (a) The name, sex (if relevant), date of birth, social security number, and state of residence of the Annuitant and the name of the beneficiary, if any.

            (b) The name, address and social security number of the Owner.

            (c) The Annuity Commencement Date. This must be a date after
                Metropolitan receives the report. If Metropolitan receives the report less than thirty one days before the date reported as the Annuity Commencement Date, Metropolitan will have the right to make the Annuity Commencement Date thirty days from the date Metropolitan receives the report.




Form G.2952

                                      (2)

            (d) The form of each annuity to be purchased. Such form will be any form which Metropolitan is willing to provide.

  2.03      Purchase Payments

            The Purchase Payment for each annuity will be a single payment and will accompany each report made under Section 2.02 unless Metropolitan agrees otherwise, Metropolitan need not accept any Purchase Payment of less than $5,000.00 for any Annuity or any Purchase Payments that will cause the total of all Purchase Payments accepted with respect to any Owner or Annuitant to exceed $500,000.00. Metropolitan will have no liability with respect to any Annuity until it accepts the Purchase Payment unless Metropolitan agrees otherwise.

  2.04      Purchase of Annuity

            On the Purchase Date Metropolitan will determine the monthly rate of the Annuity by applying the annuity purchase rates in Table I. However, if on the Purchase Date Metropolitan has in effect more favorable rates for the purchase of annuities under contracts in the class to which this Contract belongs, then such more favorable rates will be applicable.

  2.05      Annuity Certificates

            Metropolitan will issue to the Owner of an Annuity purchased under this Contract a Certificate describing the benefits provided thereunder.

  2.06      Death of Annuitant Before Annuity Commencement Date

            If the Annuitant dies before the Annuity Commencement Date Metropolitan will have no further liability except as may be provided by the form of the Annuity purchased or as may be agreed by Metropolitan when the Annuity is purchased.

  2.07      Surrender of Annuity Before Annuity Commencement Date

            No Annuity will have any cash surrender value before the Annuity Commencement Date except as may be provided by the form of Annuity purchased or as may be agreed by Metropolitan when the Annuity is purchased.

  2.08      Proof that Annuitant is Alive on Annuity Commencement Date

            If requested by Metropolitan, satisfactory proof must be furnished to Metropolitan that an Annuitant was alive on the Annuity Commencement Date or his or her death before the AnnuityCommencement Date will be conclusively presumed.




Form G.2952

                                      (3)

Section 3.  General Provisions

  3.01      Participation; Dividends

            This Contract is a participating contract. Metropolitan will determine annually the dividends, if any, to which the Contract may be entitled. Any dividend payable will be equitably apportioned among the Owners of Annuities hereunder. However, in view of the terms of each Certificate, Metropolitan does not anticipate that any dividends will be payable under this Contract.

  3.02      Metropolitan's Liability

            Metropolitan's only liability with respect to the payment of benefits under this Contract is to make the payments provided in the Certificates issued hereunder. The liability to make such payments is that of Metropolitan and not of the Contractholder.

  3.03      Misstatements

            If the age or sex (if relevant) or any other relevant fact relating to any individual is found to be misstated, Metropolitan will not pay a greater amount of annuity than that provided by the actual Purchase Payment and the correct information. Any overpayment of annuity will, together with interest, be deducted from future annuity payments. Any adjustment due to an underpayment of an annuity will, together with interest, be paid immediately upon receipt of the corrected information. The interest rate will be that used to determine the monthly rate of annuity.

  3.04      Changes by Metropolitan

            Metropolitan reserves the right to change any of the following items one year from the Issue Date and at any time thereafter:

            (a) The annuity purchase rates in effect under this Contract set forth in Table 1.

            (b) The amount of the minimum or maximum Purchase Payments.

            Metropolitan will give the Contractholder notice of any such change not less than 90 days before its effective date. No such change in any of the foregoing items will be made effective earlier than one year after the effective date of any such previous change in that item.

            No such change will affect Certificates purchased before the effective date of such change.

  3.05      Discontinuance of Purchases

            Metropolitan has the right at any time to notify the Contractholder that no further purchases may be made under this Contract on or after the date specified in the notice. That date will be at least 90 days after the date the notice is given.




Form G.2952

                                      (4)

  3.06      Communications; Payments to Metropolitan

            All communications provided for in this Contract will be in writing unless Metropolitan otherwise agrees in writing. For this purpose, Metropolitan's address is its Home Office at One Madison Avenue, New York, New York 10010, and the Contractholder's address will be that which it designates to Metropolitan.

            All payments to Metropolitan in accordance with this Contract are payable to Metropolitan at its Home Office or such other office or offices which Metropolitan may designate.

            Any communication that may be made by the Contractholder may instead be made by a party or parties designated by the Contractholder for such purpose.

  3.07      Entire Contract

            This Contract is the entire contract between the parties. Any Contractholder statements will be deemed representations and not warranties. No agent, broker or other person, except an authorized officer of Metropolitan, may make or change any contract or certificates or make any binding promises about any contract or certificates on behalf of Metropolitan. Any amendment, modification or waiver of any provision of this Contract will be in writing and may be made effective on behalf of Metropolitan only by an authorized officer of Metropolitan.

  3.08      Termination of Contract

            This Contract will terminate upon Metropolitan and the Contractholder's fulfillment of all their duties and obligations arising under this Contract.




Form G.2952

                                      (5)

TABLE I. ANNUITY PURCHASE RATES


Deferred Fixed Annuity - Term Certain and Life Annuity Form

Under this form annuity payments are payable monthly from the Annuity Commencement date, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death and (ii) the expiration of the term certain period that commences on the Annuity Commencement Date. Annuity payments payable during the Annuitant's lifetime are payable to the Annuitant unless the Owner directs Metropolitan otherwise; any annuity payments payable after the Annuitant's death are payable to the designated beneficiary.

                     Purchase Payments per $1.00 of Monthly Annuity
Integral Years       Payment if the Annuity Commencement Date is the
from Purchase        Annuitant's 65 Birthday and if the Term Certain
                                 --
to Commencement      Period is;
---------------      -------------------------------------------------------

                          5 Years           10 Years            20 Years
                     ----------------    ----------------   ----------------
      15                  $102.36            $105.83             $120.60

      10                   119.98             124.34              142.57

       5                   140.53             145.99              168.48

                                                                     Edition B
                                                                      (Unisex)

On request Metropolitan will furnish Purchase Payments for other forms of annuity, for annuities that provide benefits in event of the Annuitants death and/or surrender values before the Annuity Commencement Date, and for ages or durations not shown above.




Form G.2952

                                      (6)

                                                             EXHIBIT (4) (h) (i)



Filed with Post-Effective Amendment No. 8 to this Registration Statement on Form N-4 on April 24, 1989.

                          [LOGO]  METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
                One Madison Avenue-New York, New York 10010-3690


Metropolitan Life Insurance Company ("Metropolitan") certifies that, under and subject to the terms and conditions of Group Annuity Contract No. 8649-0 ("Contract") the Participant is covered for the benefits described in this certificate as of the date Metropolitan accepts a payment on his or her behalf.


________________________________________________________________________________
Participant:

             John Doe
--------------------------------------------------------------------------------
Certificate No.:                      Certificate Issue Date:
                  00000                                       September 1, 1995
--------------------------------------------------------------------------------

NOTICE: THE DOLLAR AM0UNT OF THE PAYMENTS DESCRIBED IN THIS CERTIFICATE THAT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT IS NOT GUARANTEED AND MAY INCREASE OR DECREASE.


                      10 DAY RIGHT TO EXAMINE CERTIFICATE
                      -----------------------------------

Please read this certificate carefully, and in particular the restrictions set forth in Section 3. If you return this certificate to us within 10 days after you receive it and request in writing that we cancel the certificate, we will do so, and refund the payments made on your behalf to the Contract.

However, if you live in New York, Illinois, Minnesota, Pennsylvania or South Dakota at the time this certificate is issued, we will refund the value accumulated on your behalf under the Contract as of the date of surrender of this certificate in lieu of refunding the payments as mentioned above.



Form G.4278VM-NQ                                                        SPECIMEN

                          [LOGO]  METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
                One Madison Avenue-New York, New York 10010-3690


Metropolitan Life Insurance Company ("Metropolitan") certifies that, under and subject to the terms and conditions of Group Annuity Contract No. 8649-0 ("Contract") the Participant is covered for the benefits described in this certificate as of the date Metropolitan accepts a payment on his or her behalf.


________________________________________________________________________________
Participant:

            John Doe
--------------------------------------------------------------------------------
Certificate No.:                    Certificate Issue Date:
                  00000                                     September 1, 1995
--------------------------------------------------------------------------------


NOTICE: THE DOLLAR AMOUNT OF THE PAYMENTS DESCRIBED IN THIS CERTIFICATE THAT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT IS NOT GUARANTEED AND MAY INCREASE OR DECREASE.


                      10 DAY RIGHT TO EXAMINE CERTIFICATE
                      -----------------------------------

Please read this certificate carefully, and in particular the restrictions set forth in Section 3. If you return this certificate to us within 10 days after you receive it and request in writing that we cancel the certificate, we will do so, and refund the payments made on your behalf to the Contract.

However, if you live in New York, Illinois, Minnesota, Pennsylvania or South Dakota at the time this certificate is issued, we will refund the value accumulated on your behalf under the Contract as of the date of surrender of this certificate in lieu of refunding the payments as mentioned above.


Form G.4278VM-NQ

                                    CONTENTS

General Provisions                                                         Page
------------------                                                         ----
   1. Understanding this Certificate.....................................   2

   2. Your Payments to Us................................................   3

   3. Withdrawals........................................................   3

   4. Administrative Charges.............................................   5

   5. Buying Annuities...................................................   5

   6. Transfers and Payments.............................................   6

   7. Death Benefit......................................................   7

   8. Miscellaneous Provisions...........................................   7


Section A - Fixed Interest Account
----------------------------------

  Al. Understanding Section A............................................   9

  A2. Maintenance of the Fixed Interest Account..........................   9

  A3. Interest...........................................................   9

  A4. Early Withdrawal Charge............................................   10

  A5. Amount of Early Withdrawal Charge..................................   10


Section B - Separate Account
----------------------------

  B1. Understanding Section B............................................   12

  B2. Maintenance of the Separate Account................................   13

Table of Guaranteed Accumulation Factors.................................   15

Table of Life Annuity Rates..............................................   16

Form G.4278VM-NQ

                               GENERAL PROVISIONS
                               ------------------


1. UNDERSTANDING THIS CERTIFICATE
   ------------------------------

     This certificate consists of four sections: General Provisions, which applies to both the Fixed Interest Account and the Separate Account; Section A, which only applies to the Fixed Interest Account; Section B, which only applies to the Separate Account; and Tables of Rates for determining guaranteed benefits.

     To make this certificate clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of this certificate must be read as a whole. The definitions which apply to both the Fixed Interest Account and the Separate Account appear below. The definitions which apply only to the Fixed Interest Account or only to the Separate Account appear in Sections A and B, respectively.

     "Account Balance" refers to the entire amount we hold under the Contract on your behalf.

     "Administrative Charge" refers to the amount we withdraw from your Account Balance to pay for expenses associated with your account.

     "Annuitant" refers to a person for whom an annuity is bought under the Contract.

     "Designated Office" refers to our Home Office at One Madison Avenue, New York, New York 10010, or such other location or locations as we may designate in place of our Home Office.

     "Early Withdrawal Charge" refers to the amount we withdraw from your Account Balance in connection with certain transfers and payments you request.

     "Employer" refers to an employer that has arranged with us to use the Contract for the purchase of annuities by its employees.

     "Participant" refers to any employee of an Employer for whom we have accepted a payment under the Contract so long as we continue to hold any Account Balance on behalf of such employee.

     "Retirement Date" refers to the date as of which you have asked us to begin annuity payments under this Contract. The Retirement Date must be at least 30 and not more than 180 days after we receive your choice but may not be later than your 85th birthday without our consent.

     "We," "us" and "our" refer to Metropolitan.

     "You" and "your" refer to the Participant for whom this certificate is issued.

Form G.4278VM-NQ                        (2)

2. YOUR PAYMENTS TO US
   -------------------

     We will accept under the Contract each amount you contribute to this Contract. However, we have the right not to accept any amount on your behalf if:

     (a) the amount is less than $25 (we may change this amount), or brings the total amounts allocated (i) to the Fixed Interest Account to more than $50,000 during any calendar month, or (ii) to the Separate Account to more than $500,000 during any calendar month; or

     (b) more than four years have passed since the date we accepted the last payment on your behalf and your entire Account Balance is less than $800; or

     (c) we do not receive an initial payment on your behalf with your enrollment form; or

     (d)  you have reached your Retirement Date.

     You must tell us whether payments accepted under the Contract on your behalf are to be added to the Fixed Interest Account or to the Separate Account. If payments are to be added to the Separate Account, you must tell us to which Investment Division of the Separate Account. You may divide your payments between the Fixed Interest Account and the Investment Divisions of the Separate Account, but the allocation must be by whole percentages. You may change your allocation instructions as to future payments by notice to us. The change will be effective the date we receive it, unless you specify a later date, which may not be more than 30 days after we receive it.

     We will maintain records of the amount held in your Account Balance. We will send you a statement of your Fixed Interest Account Balance and your Separate Account Balance at least once in each 12 month period.


3. WITHDRAWALS
   -----------

     We will make withdrawals from your Fixed Interest Account Balance or Separate Account Balance in an Investment Division in order to:

     (a)  pay Administrative and Early Withdrawal Charges;

     (b)  buy an annuity for you or, after your death, for your beneficiary;

     (c) make transfers between the Fixed Interest Account and the Separate Account in either direction, or make transfers among the Investment Divisions of the Separate Account; and

     (d)  make payment to you or, after your death, to your beneficiary.

     Any direction for a withdrawal must be in a form acceptable to us. Any withdrawal will completely discharge our liability for the amount withdrawn.

     There will be an Early Withdrawal Charge imposed on your Account Balance for certain withdrawals that we make in order to make payments, or trans-

Form G.4278VM-NQ                          (3)
     fers from the Fixed Interest Account to the Separate Account, unless the withdrawals are exempt as described in Section A. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

     Any withdrawal from your Fixed Interest Account Balance will be made as of the date we receive the direction to make the withdrawal, or as of any later date specified in the direction, except that:

          (i) if the date specified in the direction for the withdrawal is more than 180 days after the date we receive the direction, or if you die before the date specified, we will not make the withdrawal;

         (ii) any other withdrawals taking effect before the date specified will be made first;

        (iii) if the withdrawal is made in order to transfer amounts to the Separate Account, and a Valuation Period does not end on the date as of which the withdrawal would normally be made, the withdrawal will be made as of the next following date on which a Valuation Period ends;

         (iv) if the withdrawal is made to buy an annuity, the withdrawal will be made as of the date the annuity is to be bought, subject to the provisions of item (vi) of this paragraph;

          (v) if the withdrawal is made to pay an Administrative Charge or to pay you your entire Account Balance because it is less than $800, the withdrawal will be made as of the date we determine; and

         (vi) if we must be given due proof under Section 7 or Section A4(b), we will make the withdrawal as of the date we receive it.

     Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance, except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends, or, if an annuity is to be bought, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date the annuity is to be bought.

     We will determine the value of the amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

     As required by applicable insurance law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. We do not currently anticipate doing so.

Form G.4278VM-NQ                         (4)

4. ADMINISTRATIVE CHARGES
   ----------------------

     Once each calendar year we will withdraw a $15 annual Administrative Charge from your Fixed Interest Account Balance and a $15 annual Administrative Charge from your Separate Account Balance. The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. If your entire Account Balance is withdrawn to make payment to you, your Account Balance will be reduced by the amount of any unpaid Administrative Charge before we make the withdrawal. Any such charge will be in addition to any Early Withdrawal Charge.

     The withdrawal from your Separate Account Balance will be divided equally among the various Investment Divisions in which you are participating on the day the charge is withdrawn. In no event will the Administrative Charge ever reduce your Fixed Interest Account Balance to less than an amount equal to your payments which were added to your Fixed Interest Account Balance, less any amounts withdrawn (other than to pay Administrative Charges) from your Fixed Interest Account Balance, plus 3% interest for the periods such amounts are in your Fixed Interest Account Balance.

     We may change the Administrative Charge upon 90 days notice to you.


5. BUYING ANNUITIES
   ----------------

     You, or your beneficiary after your death, may withdraw your entire Account Balance to buy an annuity from us. There will be no Early Withdrawal Charge. An annuity may not be bought with only part of your Account Balance. The annuity may be on any of the forms of annuity that we make available. The amount withdrawn to buy the annuity will be reduced by any applicable premium taxes. However, if the monthly rate of an annuity would be less than $20 (regardless of whether or not monthly annuity payments were elected) we may refuse to make the annuity purchase. We may instead pay to the proposed purchaser the amount we would otherwise have used to buy the annuity, before any reduction for premium taxes.

     If you buy an annuity, it must begin not less than 30 nor more than 180 days after we receive all the information that we require. If your beneficiary buys an annuity, it will begin on the date we receive due proof of your death. If we receive such due proof more than one year after your death, no annuity may be bought. In no case will the annuity begin later than the Annuitant's 85th birthday without our consent.

     We have established certain rates for buying annuities. An illustration appears on page 16. If, when an annuity is bought, our rates for buying annuities under other contracts in the same class as the Contract are more favorable than these guarantees, we will use the more favorable rates.

     If you ask us we will tell you what forms of annuity we have available at any time, what our rates are for buying annuities, and tell you more about the annuities. In any case, the duration of an annuity will never exceed the following periods:

     (a)  the Annuitant's life, if a life annuity is bought;

Form G.4278VM-NQ                       (5)

     (b) the lives of the Annuitant and his or her survivor Annuitant, if a joint and survivor life annuity is bought.

     Furthermore, if a term certain and life annuity or a term certain annuity is bought, the term certain period may not exceed the life expectancy of the Annuitant or, in the case of a married Annuitant, the life expectancies of the Annuitant and his or her spouse. In no event, however, will this paragraph be used to restrict or reduce any final payments to be made at an Annuitant's death.

     Life expectancy will be determined under applicable Income Tax Regulations at the time the annuity is bought.

     The Annuitant will receive a certificate from us to describe his or her rights and benefits under the annuity.

     If payments have begun under an annuity and you die before your entire interest has been distributed, the remaining portion, if any, of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of your death except for interest paid over the life of the beneficiary if payments begin within one year of death.

6. TRANSFERS AND PAYMENTS
   ----------------------

     You may direct us at any time to withdraw all, a specified whole percentage or a specified dollar amount of your Fixed Interest Account Balance or Separate Account Balance in an Investment Division in order to:

     (a)  make a payment to you; or

     (b)  make a transfer

            (i)  from your  Fixed  Interest  Account  Balance  to  the  Separate
                 Account;

           (ii) from your Separate Account Balance to the most recently set up subpart in the Fixed Interest Account; or

          (iii) from one Investment Division to one or more other Investment Divisions in the Separate Account;

          provided that not more than a total of 12 transfers may be made in any calendar year. There will be no Early Withdrawal Charge for a transfer other than a transfer from your Fixed Interest Account Balance to the Separate Account.

     The amount withdrawn from your Fixed Interest Account Balance must be at least $1,000 unless the direction applies to your entire Fixed Interest Account Balance, or applies only to amounts withdrawn from a subpart on or within 30 days after its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the direction applies to your entire balance maintained in an Investment Division of the Separate Account.

Form G.4278VM-NQ                       (6)

     We have the right to withdraw your entire Account Balance and pay it to you, less any Administrative and Early Withdrawal Charges, in full settlement of our liability to you under the Contract if (i) more than four years have passed since the date we accepted the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.

     If you have not chosen a Retirement Date we will pay the Account Balance to you in one sum as of the later of your 70th birthday or the tenth anniversary of your participation.


7. DEATH BENEFIT
   -------------

     If you die on or before the Retirement Date, we will pay the greater of (1) your entire Account Balance, or (2) the total payments made on your behalf less partial withdrawals, in a single sum to your beneficiary after we receive due proof of death and appropriate payment directions. For this purpose, the Account Balance will be valued as of the date we receive due proof of death and the directions. Payment must be made within five years of your death if we have received due proof of death. However, your beneficiary may choose to buy an annuity for himself or herself. In either case there will be no Early Withdrawal Charge.

     If you die after the Retirement Date, whether or not payments will continue after your death depends upon which annuity option you have chosen.

     Solely for the purpose of applying the requirement that payment be made to your beneficiary within five years from your date of death if

          (i) any part of your Account Balance is payable to your designated beneficiary,

         (ii) such part is being distributed (in accordance with Treasury Regulations) over the life, or over a period not exceeding the life expectancy of such beneficiary, and

        (iii) such distribution begins not more than one year after your date of death (or such later date allowed by Treasury Regulations),

     then the part being distributed to your beneficiary (even though, in fact, it is being distributed over an extended period) will be treated as though it were distributed in whole on the day on which such distribution begins. However, if your beneficiary is your spouse the limitations of the paragraph will be applied by treating the surviving spouse as the Participant.


8.   MISCELLANEOUS PROVISIONS
     ------------------------

     Dividends - The Fixed Interest Account portion of the Contract is participating. We do not expect to declare dividends; however, we will determine this each year, and if there are any dividends, we will tell you and will equitably apportion them among all the Participants based on their respective Fixed Interest Account Balances.

Form G.4278VM-NQ                       (7)

     Beneficiary - You may change your designation of beneficiary, or an Annuitant may change his or her designation of beneficiary, by notice to us. Upon our receipt of the notice the change will take effect as of the date the notice was signed, but without prejudice to us on account of any payment we made before we received the notice or so soon after such receipt that payment could not reasonably be stopped. If you or the Annuitant names more than one beneficiary and does not specify the respective interests of each beneficiary, the beneficiaries will be paid in equal shares. If one of several beneficiaries dies before you or the Annuitant, any amounts payable on your death or the death of the Annuitant will be paid to the surviving beneficiaries.

     If there is no surviving beneficiary at your death or the death of an Annuitant, the amount then payable will be paid to your estate or the estate of the Annuitant, as the case may be.

     The Contract - The Contract is the entire contract between the parties. If you ask us, we will send you a copy of the Contract. No sales representative or other person, except one of our authorized officers, may make or change any contract or certificate or make any binding promises about any contract or certificate. Any amendment, modification or waiver of any provision of the Contract or any certificate must be in writing and may be made effective on our behalf only by one of our authorized officers.

     Assignment - Your rights under the Contract may be assigned, as collateral prior to the purchase of an annuity. Your rights will be transferred to the extent of the assignee's interest. We are not bound by any assignment unless and until it is recorded at our Designated Office. We are not responsible for the validity of any assignment. After an annuity has been purchased the annuity may not be assigned and to the extent permitted by law, no amount payable under the annuity is subject to claims of creditors.

     State Laws - Nothing in the Contract invalidates or impairs the rights given to you by this certificate or by the insurance laws of your state. The amounts payable to you under the Contract are at least equal to the minimums required by any applicable law.

     Communications - All communications to us must be in writing. All payments and communications to us must be directed to our Designated Office. We will not be deemed to have received a payment or communication until it is received at the Designated Office. Metropolitan may, but need not, establish procedures for certain communications to be received by telephone or by other non-written means. If it does so, such communications will be deemed to have been received by us when actually received in accordance with such procedures.

     Annuity Status - If necessary to preserve its status as an annuity and comply with Section 72(s) of the Internal Revenue Code, as amended from time to time, Metropolitan has the right to (i) interpret the provisions of this certificate in a manner in which Metropolitan believes is consistent with the statute and with applicable Treasury Regulations (if and when they are promulgated) and (ii) amend this certificate. Metropolitan will obtain the Participant's approval for any such amendment and when required by law, the approval of any appropriate regulatory authority.

Form G.4278VM-NQ                       (8)

                       SECTION A - FIXED INTEREST ACCOUNT
                       ----------------------------------

A1.  UNDERSTANDING SECTION A
     -----------------------

     "Fixed Interest Account" refers to the account under the Contract to which we will add the payments we accept that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

     "Fixed Interest Account Balance" refers to that part of your Account Balance that is held in the Fixed Interest Account.

     "Maturity Date" refers to the date through which we guarantee a specified interest rate on amounts while in a particular subpart of the Fixed Interest Account.

A2.  MAINTENANCE OF THE FIXED INTEREST ACCOUNT
     -----------------------------------------

     The Fixed Interest Account consists of subparts we set up under the Contract. We set up the first subpart in the Fixed Interest Account as of May 1, 1987 and will set up each new subpart periodically after that date. We will specify the Maturity Date of each subpart before we set it up. The Maturity Date of each subpart is the December 31st of the first, second, third or fourth calendar year, as we specify, following the calendar year as of which we set up the subpart.

     Each amount to be added to the Fixed Interest Account will be added to the most recently set up subpart as of the date that we accept it or that it is transferred to the Fixed Interest Account.

     On the day after the Maturity Date of a subpart we will transfer all the money in that subpart to the most recently established subpart. If you do not want your payments transferred into the new subpart, you may transfer them to the Separate Account or withdraw them, if you tell us before the old subpart's Maturity Date.

     Any partial withdrawal from your Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date the withdrawal is made, and then from the most recently set up subparts in reverse order of the dates on which they were established. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.


A3.  INTEREST
     --------

     We will credit interest on amounts while held in a subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

     Before we set up each new subpart we will determine the rate of interest that we will credit on amounts while in such subpart. The rate of interest will remain in effect without change from the date we set up the subpart to the Maturity Date of the subpart.

Form G.4278VM-NQ                       (9)

     We will not credit less than 3% interest on amounts in any subpart. An illustration of the accumulation factors guaranteed by us for determining your minimum Fixed Interest Account Balance appears on page 15.


A4.  EARLY WITHDRAWAL CHARGE
     -----------------------

     An Early Withdrawal Charge will be withdrawn from your Fixed Interest Account Balance in connection with withdrawals made (i) to make payment to you, or (ii) to make a transfer from your Fixed Interest Account Balance to the Separate Account. However, no Early Withdrawal Charge will apply:

     (a)  to amounts withdrawn:

          (i) on or after the date you reached age 68 provided you become a Participant before your 60th birthday, or

          (ii) on or after the date you have been a Participant for at least eight full uninterrupted years provided you become a Participant on or after your 60th birthday.

     (b) if you request payment to yourself of your Fixed Interest Account Balance and give us due proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

     (c)  to a withdrawal if:

          (i) you have made no previous withdrawal from the Contract or transfer from the Fixed Interest Account during the current calendar year, and

         (ii) no more than 10% of your Fixed Interest Account Balance is being withdrawn. If more than 10% of your Fixed Interest Account Balance is being withdrawn, the Early Withdrawal Charge will apply to the amounts withdrawn that exceed 10%, if otherwise applicable. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on or within 30 days after its Maturity Date.

     (d) to any amount withdrawn from a subpart of the Fixed Interest Account on or within 30 days after its Maturity Date (if a transfer would have been made on or within 30 days after a Maturity Date except for the fact that such date was not the end of a Valuation Period no Early Withdrawal Charge will apply to the amount transferred).


A3.  AMOUNT OF EARLY WITHDRAWAL CHARGE
     ---------------------------------

     The Early Withdrawal Charge will be determined for the Fixed Interest Account Balance only. The Early Withdrawal Charge is equal to:

     (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

Form G.4278VM-NQ                       (10)

     (b)  the applicable factor from Column IA or Column IB of the tables below,

     but only if your Fixed Interest Account Balance remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance.

     If your Fixed Interest Account Balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance to make the transfer or payment you directed both:

     (a) any amounts exempt from the Early Withdrawal Charge and any applicable Administrative Charges; and

     (b) an amount equal to the remaining Fixed Interest Account Balance divided by the applicable factor from Column IIA or Column IIB of the tables below.

We will then withdraw the remaining Fixed Interest Account Balance as the Early Withdrawal Charge.

                                     TABLES
                                     ------

          Your Age at Withdrawal
          if You Became a
          Participant Before Age 60              Column IA     Column IIA
          -------------------------              ---------     ----------
                              61 or less            .07           1.07
            At least 62 but less than 63            .06           1.06
            At least 63 but less than 64            .05           1.05
            At least 64 but less than 65            .04           1.04
            At least 65 but less than 66            .03           1.03
            At least 66 but less than 67            .02           1.02
            At least 67 but less than 68            .01           1.01
                              68 or more            .00           1.00

          Your Full Uninterrupted Years
          of Contract Participation at
          Withdrawal if You Became a
          Participant On or After Age 60         Column IB     Column IIB
          ------------------------------         ---------     ----------
                         less than 2                .07           1.07
          At least 2 but less than 3                .06           1.06
          At least 3 but less than 4                .05           1.05
          At least 4 but less than 5                .04           1.04
          At least 5 but less than 6                .03           1.03
          At least 6 but less than 7                .02           1.02
          At least 7 but less than 8                .01           1.01
                           8 or more                .00           1.00

Form G.4278VM-NQ                       (11)

                          SECTION B - SEPARATE ACCOUNT
                          ----------------------------

B1. UNDERSTANDING SECTION B
    -----------------------

     "Separate Account" means Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts. We will add to the Separate Account the payments we accept under the Contract that you allocate to the Separate Account. Amounts may also be allocated to the Separate Account pursuant to certain other contracts of Metropolitan as we may determine.

     We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities.

     Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains or losses.

     The Separate Account will be valued at the end of each Valuation Period.

     "Separate Account Balance" refers to that part of your Account Balance that is held in the Separate Account.

     A "Valuation Period" is the period between two successive valuations of the assets in the Separate Account. Valuations will be made once each day that the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

     The "Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company.

     We will maintain the Separate Account in Investment Divisions corresponding to the separate portfolios in the investment company. Currently there are four available Investment Divisions corresponding to four portfolios of the Metropolitan Series Fund, Inc. (the "Fund"), namely the Growth Portfolio, the Income Portfolio, the Money Market Portfolio and the Discretionary Portfolio. These Investment Divisions and portfolios are described below.

     Division 1 - Growth Portfolio - The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

     Division 2 - Income Portfolio - The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by

Form G.4278VM-NQ                       (12)
                  investing primarily in fixed-income, high quality debt securities.

     Division 3 - Money Market Portfolio - The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

     Division 4 - Discretionary Portfolio - The investment objective of this portfolio is to achieve a high total return while attempting to limit investment risk and preserve capital by investing in equity securities, fixed-income debt securities, or short-term money market instruments, or any combination thereof, at the discretion of State Street Research & Management Company (a subsidiary of ours).

     Investment returns will reflect fluctuations in market value of securities. The current Fund prospectus should be consulted for a complete description of the Fund and the designated portfolios.

     An "Accumulation Unit" is the unit of measurement used in determining the value of amounts held in the Investment Divisions.

     An "Investment Experience Factor" is a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

B2.  MAINTENANCE OF THE SEPARATE ACCOUNT
     -----------------------------------

     We maintain our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the previous Accumulation Unit value by that Investment Division's Investment Experience Factor for the Valuation Period. We initially established the value of an Accumulation Unit in each Investment Division at $10.

     Any amount to be added to an Investment Division of the Separate Account will be added to it as of the end of the Valuation Period during which we accepted it or during which it was transferred to such Investment Division. We will determine the number of Accumulation Units of an Investment Division that are purchased by an amount accepted for addition to such Investment Division by dividing that amount by the value of an Accumulation Unit in such Investment Division for the Valuation Period during which we accept payment of such amount or during which such amount is transferred to such Investment Division.

     We reserve the right to defer any addition to or withdrawal from an Investment Division during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists which makes disposal or valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

Form G.4278VM-NQ                       (13)

     As of the end of each Valuation Period we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

     We determine the Investment Experience Factor for a Valuation Period in each Investment Division as follows:

     (a) First, we take the net asset value per investment company share at the end of the current Valuation Period.

     (b) Next, we add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period.

     (c)  We then subtract any per share charge for taxes and reserve for taxes.

     (d) We divide this amount by the net asset value per investment company share at the end of the preceding Valuation Period.

     (e) Finally, we subtract from this result a charge for each day in the Valuation Period. This daily charge will not exceed .000025905.

     We have the right to make changes in the Contract relating to the Separate Account. Any change will be made only to the extent permitted by applicable laws. If any change results in a material change in the underlying investments of an Investment Division to which your contributions are allocated, we will notify you. You will then have the option to make a new choice of Investment Divisions.

Form G.4278VM-NQ                       (14)

                    TABLE OF GUARANTEED ACCUMULATION FACTORS
                    ----------------------------------------

                                        Guaranteed Accumulation Factors
     Number of Complete Years           for Determining Minimum
     from Date We Accept Payment        Fixed Interest Account Balance
     ---------------------------        ------------------------------
                 1                                 1.03000000
                 2                                 1.06090000
                 3                                 1.09272700
                 4                                 1.12550881
                 5                                 1.15927407
                 6                                 1.19405230
                 7                                 1.22987387
                 8                                 1.26677008
                 9                                 1.30477318
                10                                 1.34391638
                11                                 1.38423387
                12                                 1.42576089
                13                                 1.46853371
                14                                 1.51258972
                15                                 1.55796742
                16                                 1.60470644
                17                                 1.65284763
                18                                 1.70243306
                19                                 1.75350605
                20                                 1.80611123

     The portion of your minimum Fixed Interest Account Balance resulting from any payment accepted will be determined by multiplying the payment amount by the applicable guaranteed accumulation factor. The guaranteed accumulation factor applied to each payment will depend on the time which has elapsed since the date the payment was accepted. Guaranteed accumulation factors at whole year intervals are illustrated above. Any withdrawal(s), other than to pay Administrative Charges, will be charged against your minimum Fixed Interest Account Balance in a similar manner, depending on the date(s) withdrawn.

     The interest rate used to determine guaranteed accumulation factors is an effective annual rate of 3 percent.

     This table illustrates factors used to determine your minimum Fixed Interest Account Balance. Your actual Fixed Interest Account Balance is guaranteed to equal or exceed the minimum balance calculated by the above method.

     On request we will provide guaranteed accumulation factors not shown.

Form G.4278VM-NQ                       (15)

                          TABLE OF LIFE ANNUITY RATES

Under this form of annuity we will make monthly payments to the Annuitant from the commencement date the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant' s death. No payments will be made after the Annuitant's death. Annuity payments will instead be made quarterly, semi-annually or annually, if requested by the Annuitant, and in such case the amount shown below will be appropriately adjusted.

          Annuitant's Exact
          Age on Date of                       Monthly Annuity Payment
          Purchase of Annuity                  per $1,000 of Consideration
          -------------------                  ---------------------------
                  55                                       $3.85
                  56                                        3.91
                  57                                        3.98
                  58                                        4.05
                  59                                        4.12
                  60                                        4.19
                  61                                        4.27
                  62                                        4.36
                  63                                        4.45
                  64                                        4.54
                  65                                        4.64
                  66                                        4.75
                  67                                        4.86
                  68                                        4.99
                  69                                        5.11
                  70                                        5.25

Values not shown will be computed by the same method as that used for the values shown and will be furnished on request.

The amount shown is the minimum monthly income we will pay under a life annuity if the annuity payments begin at the ages shown above. The mortality and interest basis is the 1983 Table A Metropolitan Unisex Adjusted with interest at 3% and loaded 2 1/2%.

Form G.4278VM-NQ                       (16)

                                                              EXHIBIT 4(h)(i)(A)




Filed with Post-Effective Amendment No. 17 to this Registration Statement on Form N-4 on March 1, 1995.

                        (LOGO FOR METLIFE APPEARS HERE)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, New York 10010-3690

                        MULTIFUNDED ANNUITY CERTIFICATE


This certificate is a legal contract between you and MetLife that describes your benefits and rights and your beneficiary's rights in an easy to read Question Answer format. Please read this certificate carefully.

--------------------------------------------------------------------------------
Certificate Date                                       April 20, 1994

Owner's Employer's Name                                XYZ Company

Participant's Name                                     John Doe

Certificate Number                                     123456

Participating                                          No (See Item 9)
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: (METROPOLITAN'S GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK, STOCK INDEX; FIDELITY'S GROWTH, OVERSEAS, EQUITY INCOME, INVESTMENT GRADE BOND, and ASSET MANAGER; and the CALVERT SOCIALLY RESPONSIBLE DIVISION and CALVERT ARIEL APPRECIATION II]. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            10-DAY RIGHT TO EXAMINE

You may return your certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be canceled from the certificate date. We will return [any contributions received on your behalf] (your account balance].

/S/ JOSEPH A. REALI                     /S/ TED ATHANASSIADES
JOSEPH A. REALI                         TED ATHANASSIADES
VICE-PRESIDENT & SECRETARY              PRESIDENT AND CHIEF OPERATING OFFICER

                                  COVER PAGE

FORM G.4333-14

1.   WHAT DO THE BASIC TERMS IN MY CERTIFICATE MEAN?

     "Account Balance" is the entire amount we hold under this certificate for you.

     "Annuitant" is the measuring life of the annuity certificate, the person during whose lifetime an income will be payable if you choose an income plan based on the annuitant's life.

     "Certificate Year" for the first year is measured from the certificate date and continues to the last day of the month in which the certificate anniversary occurs. Each new certificate year begins on the first day of the next month. For example, if the certificate date is May 15, 1995, the first certificate year ends May 31,1996 and the second certificate year begins June 1, 1996. The certificate anniversary will be May 15th.

     "Code" means the Internal Revenue Code or 1986 or as subsequently amended.

     "Contribution" refers to money received by us in this annuity certificate. [A contribution into the Fixed Interest Account includes any transfers from the Separate Account. These are treated as being received as of the date of the transfer.]

     "Contribution Year" for any contribution, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new contribution year begins on the first day of the next month (this works like certificate years, except that contribution years are determined separately for each contribution).

     "Designated Office" is the administrative office servicing your certificate. It is currently the Retirement and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Fund" refer to the (Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives.]

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide. The cover

FORM G.4333-14                         1
     page shows the available divisions. We will tell you about any changes.

     ["Systematic Withdrawal Income Program (SWIP)" refers to an optional automatic withdrawal program in which you may choose either to receive periodic payments for a stated amount or as a percentage of your account balance. Payments will start on the date you choose, i.e., the SWIP anniversary. SWIP may be stopped at any time. SWIP payments will be taken prorata from each investment division and the Fixed Interest Account based on the account balance in each division and Fixed Interest Account at the time a payment is paid, or by some other method to which you and we agree at the time SWIP is chosen.]

     'We", " Us", "Our", and "MetLife" refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me", "My" or "I" refer to the owner of this certificate. If there are two owners, the terms "You", "Your", etc. mean both of them or the survivor as the case may be. Either owner can exercise all rights under the certificate unless the owner designation states otherwise.

2. HOW ARE CONTRIBUTIONS ALLOCATED AND HOW MUCH MONEY CAN BE CONTRIBUTED TO MY CERTIFICATE?

     Annuity contributions may be made at any time while the annuitant is alive and before the date income payments begin. All contributions should be sent to our designated office.

     You choose how contributions are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new contributions by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     [The lifetime maximum for all contributions is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance

     We will not accept any contributions under this certificate after you have made a withdrawal based on termination of employment under item 4(v) below.]

     [Whenever SWIP is in effect, contributions may not be made under an automatic payment plan. For example, "check-o-matic", under which you have told your bank to send us monthly contributions from your checking account, would not be allowed.]

3.   CAN MY CERTIFICATE BE CANCELED?

     If we do not receive contributions under your certificate for over 36 consecutive

FORM G.4333-14                         2
     months and the account balance is less than $2,000, we may, if permitted by law, cancel your certificate by paying you its [full withdrawal value as if you had asked for a full cash withdrawal] [account balance].

4.   CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal, you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500 (or entire account balance, if less).

     [There is no withdrawal charge for withdrawals from any investment division of the Separate Account.]

     Certificate withdrawal charges are imposed on each contribution [in the Fixed Interest Account] for the first seven contribution years as shown in the following table:

                 ============================================

                           During Contribution Year
                     [1   2   3    4    5    6    7    8
                                               & beyond
                     7%   6%  5%   4%   3%   2%   1%   0%]

                 ============================================

     When you make a withdrawal [from the Fixed Interest Account], we first treat your withdrawal as coming from contributions that can be withdrawn without a withdrawal charge, then from other contributions, and then from earnings--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will withdraw it from [the Fixed Interest] Account Balance. in determining what the withdrawal charge is, we do not include interest, although the actual withdrawal to pay it may come from interest.

     If you make a partial withdrawal [from the Fixed Interest Account (including transfers to the Separate Account)], we will first withdraw it from contributions [in the Fixed Interest Account] that can be withdrawn with no withdrawal charge, then withdraw amounts from contributions subject to withdrawal charge (ignoring the [10%] exemption provided below), and will then withdraw other amounts [from any interest on contributions in the Fixed Interest Account], in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     [A full withdrawal [from the Fixed Interest Account] may be made without a withdrawal charge if you tell us of your intention to make a full withdrawal and

FORM G.4333-14                         3
     your [Fixed Interest] Account Balance is paid annually over four years ("systematic termination") as follows:

     (a) 20% of your [Fixed Interest] Account Balance upon receipt of the request (reduced by any partial withdrawal from your Fixed Interest Account balance made in the same certificate year);

     (b) 25% of your then current [Fixed Interest] Account Balance one year later;

     (c) 33 1/3% of your then current [Fixed Interest] Account Balance two years later;

     (d) 50% of your then current [Fixed Interest] Account Balance three years later; and

     (e) the remainder of your [Fixed Interest] Account Balance four years later.

     You may cancel the remaining withdrawal at any time, but if you do so, any new systematic termination would be paid over a new four year period.]

     [If you have chosen the Systematic withdrawal Income Program (SWIP), the SWIP amount to be paid from the [Fixed Interest] Account Balance in each subsequent 12 month period beginning on the SWIP anniversary will, for purposes of the [10%] free corridor provision, be considered a single withdrawal as of the SWIP anniversary. If the SWIP withdrawal is the first in a certificate year, withdrawal charges will not apply to any payment until cumulative SWIP payments from the SWIP anniversary exceed the greater of:

     (i) those contributions, if any, made eight or more contribution years ago, and

     (ii) [10%] of your [Fixed Interest] Account Balance.]

     Withdrawal charges will apply to full withdrawals from the [Fixed Interest] Account Balance that are not done under a systematic termination, or pursuant to (a) to (e) below.]

     Withdrawals from the [Fixed Interest] Account Balance without a withdrawal charge other than [to make a systematic termination or] for the [10%] per certificate year exemption as described below are allowed only under the following circumstances:

     (a) To any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

     (b)  To any withdrawal made under item 13 after your death.

     [(c) To any withdrawal from the Fixed Interest Account during the first
          [three] months after the certificate date.

     (d) To any withdrawal as a result of separation from service including retirement.

     (e) A full withdrawal made while you are disabled (as defined under the Federal Social Security laws).]

     Proof of these circumstances satisfactory to us must be given if we ask for it.

     [In addition, the first withdrawal or transfer from the [Fixed Interest] Account

FORM G.4333-14                         4

     Balance in a certificate year will be exempt from the withdrawal charge to the extent of the greater of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, or (ii) any extra amounts needed to make the exemption equal 10% of your [Fixed Interest] Account Balance (including earnings).] [In addition, withdrawals or transfers from the [Fixed Interest] Account will be exempt from the withdrawal charge to the extent of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, and (ii) any extra amounts needed to make the exemption equal [10%] of your [Fixed Interest] Account balance in any certificate year. For example, assume your [Fixed Interest] Account balance is $20,000, that no prior withdrawals during the certificate year have been made. You now ask for a withdrawal of $1 ,000 from your [Fixed Interest] Account (or 5% of the [Fixed Interest] Account balance). This entire amount may be withdrawn without a withdrawal charge. If you then ask for another withdrawal in the same certificate year and at that time your [Fixed Interest] Account balance is $19,000, the maximum additional amount that may be withdrawn without a withdrawal charge is $950 (i.e., 5% of your [Fixed Interest] Account balance) for a total of [10%] of your [Fixed Interest] Account balance withdrawn during the certificate year.]

     For partial withdrawals from the [Fixed Interest] Account, we pay you what you ask for and reduce the [Fixed Interest] Account balance as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentages shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals from the [Fixed Interest] Account, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest. If your [Fixed Interest] Account balance is not sufficient to allow us to make a partial withdrawal and deduct the withdrawal charge, we will treat your request as a request for a full withdrawal. If balance after withdrawal would be less than $500, we will treat your request as a request for a full withdrawal.

     Example of Withdrawals
     ----------------------

     Assume four contributions of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively and a balance of $5,380 in the Fixed Interest Account. Assume the [20%] free withdrawal had been taken previously. You now ask for $2,000 from the Fixed Interest Account.

     To determine the charge, we first take the $1,000 contribution in the Fixed Interest Account that can be withdrawn with no charge. We then take $1,000 from the second Fixed Interest Account contribution (with a 3% withdrawal charge) and divide this $1,000 by 97%. The result is $1,030.93. Since the total of these two numbers is $2,030.93, and you asked for $2,000, the extra $30.93 is the withdrawal charge. We take both the $2,000 and the $30.93 from the Fixed Interest Account. Your Fixed Interest Account balance is now $3,349.07.

FORM G.4333-14                         5

     If you then take a full withdrawal from the Fixed Interest Account, we multiply the remaining $969.07 from the third $1,000 Fixed Interest Account contribution by 5% ($48.45), and the fourth $1,000 Fixed Interest Account contribution by 7% ($70). No charge applies to the interest. Thus, we withdraw $118.45 as the withdrawal charge, and pay you the remaining $3,230.62.]

     As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

5.   HOW IS INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT?

     Interest on each contribution allocated to the Fixed Interest Account will be credited from the date the contribution is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of:
     (a) payment by us on account of your death, (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     Interest rates will be set by us from time to time, but will never be less than 3%.

     Different interest rates may apply to each contribution depending on the date the contribution is received at our designated office. [We may set a different interest rate which will apply to any amount withdrawn from your Fixed Interest Account balance within [three] months after the certificate date.] The declared interest rate in effect when a new contribution is added to the Fixed Interest Account will be credited on that contribution until the last day of the first contribution year. A new interest rate will be declared for each new contribution year and will apply both to the original contribution and all earnings on that contribution. We may declare interest rates for one year periods starting on the date the contribution is received, instead of based on contribution years. If we do so we will tell you in advance. We will only do this for new contributions.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the contribution is left in your certificate for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

     The Fixed Interest Account balance is subject to any withdrawal charges and administrative fees that may apply.

6.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets. We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account

FORM G.4333-14                         6
     from other certificates of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the contribution, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed [.000025905] per day (an effective annual rate of [.95%]) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Contributions to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by

FORM G.4333-14                         7
     applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

7.   CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

     Yes. [An unlimited number of transfers can be made between investment divisions of the Separate Account or from an investment division to the Fixed Interest Account. Transfers can also be made from the Fixed Interest Account to the Separate Account, but transfers may be subject to a withdrawal charge described in item 4 above.]

     If you make a transfer from the Fixed Interest Account, we will determine which contributions and earnings to take it from as if it was a withdrawal from the certificate. [If a transfer is made from the Fixed Interest Account to the Separate Account and then a transfer is made from the Separate Account to the Fixed Interest Account (or from the Separate Account to the Fixed Interest Account, and then from the Fixed Interest Account to the Separate Account) within 12 months, this will be treated as a return of the same money whether or not it really is. Thus, after the transfer, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer from the Separate Account and any amounts transferred back more than 12 months after the first transfer from the Separate Account will be treated as a new contribution.]

8.   MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

     Yes. Your certificate may be absolutely or collaterally assigned prior to the start of income payments. If your certificate is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment unless it is in writing and until it is recorded at our designated office. We are not responsible for the validity of any assignment. After income payments start, your certificate may not be assigned, and, to the extent permitted by law, they are not subject to the claims of creditors.

FORM G.4333-14                         8

9.   ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

     No, your certificate is nonparticipating and does not share in any distribution of our surplus.

10.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CERTIFICATE?

     [No. There are no administrative fees deducted from your Account Balance.]

     [At the end of each certificate year, we will deduct a $20 administrative fee from your Fixed Interest Account on a "first-in, first-out" basis from contributions and then from earnings on such contributions, if the account balance is less than $20,000 and no contributions were received during the certificate year. If your Fixed Interest Account balance is less than $20 at the end of a certificate year, we will waive the fee.

     We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.]

11.  HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

     At least twice each certificate year, before income payments start, we will send you a statement with details on contributions, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new contributions, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

12. CAN METLIFE GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive periodic income payments guaranteed for life [on a monthly, quarterly, semiannual or annual basis.] These payments may also be guaranteed for a specified number of years. Other payment plans may be arranged with us.

     You may start to receive income payments at any date you choose if it is more than 12 months after the certificate date and if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 84 or 10 years after the Certificate Date, if later. If you do not choose an

FORM G.4333-14                         9
     income plan or make a full cash withdrawal, we will continue this certificate in effect until you direct us otherwise.

13.  WHAT HAPPENS IF I OR THE ANNUITANT DIES BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to the payee or permit him or her to select one of our available income plans.

     The entire death benefit under this certificate must be distributed in a single sum within five years of your death. If, however, the payee is a natural person, the payee may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin within one year of your death. If Treasury regulations allow, we may permit our payments to start later.

     If you die, we will pay the beneficiary. If you name no beneficiary or if none is alive when you die, we will pay your contingent beneficiary. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

     If your beneficiary is your spouse and you were also the annuitant, then your spouse may continue your certificate as owner and annuitant If you were not the annuitant, however, then your spouse may continue the certificate as owner. If you are the annuitant's spouse, you may continue the certificate as annuitant and owner at his or her death.

     If there is more than one owner, at the death of the first owner, payment will be made to the surviving owner. If the deceased owner's spouse is the surviving owner, then the surviving spouse may continue the certificate as owner.

     If you are not the annuitant and he or she dies, we will pay you. If there is more than one owner, payment will be made in equal shares.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee will be deducted), or

     b.   The total contributions made less any partial withdrawals, or

FORM G.4333-14                         10

     c. The highest account balance as of the end of the calendar year in which any prior fifth year (5th, 1 0th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals and any applicable administrative fees.

14.  WHAT HAPPENS IF I OR THE PAYEE DIES AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan selected. If the guaranteed period has already ended, no further payments will be made. If the payee's estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. The Code requires that payments of any remaining interest to be made at least as rapidly as under the income plan in effect on the owner's death or annuitant's death.

15.  WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do.

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, the payee may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives the payee, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

16.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 13. As required by law, this shows the lowest payments that we could ever make--we expect our actual payments to be higher.

     Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

17. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. Subject to the provisions of item 13, you can choose an income plan for

FORM G.4333-14                         11
     your beneficiary which we will honor at your death, unless you are already receiving income payments at that time. However, any income plan must be for the beneficiary's life or over a period of years not exceeding his or her life expectancy and must begin within one year of your death.

18.  DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

     To preserve its status as an annuity and comply with Section 72 of the Code and applicable Treasury Regulations, we may, if necessary, amend this certificate. We will notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authorities.

FORM G.4333-14                         12

                                TABLE OF VALUES
                    Minimum Fixed Interest account balance
                                    AGE 45
               For a certificate without any partial withdrawals
     Basis: $1,000 annual contribution allocated to the Fixed Interest Account at the beginning of each year.
              Values are not proportional for other contributions.

                                  TABLE A                               TABLE B
     End of               Minimum          Guaranteed                   Guaranteed
     Certificate          Account        Minimum Account                Minimum Monthly
     Year                 Balance           Withdrawal                  Income At Age 70
                                               Value          Male               Female        Unisex
        1                    $ 1,010.00       $ 1,000.00      $  7.14            $  6.51       $  6.69
        2                    $ 2,050.30       $ 2,000.00      $ 17.77            $ 16.21       $ 16.65
        3                    $ 3,121.81       $ 3,000.00      $ 28.09            $ 25.62       $ 26.32
        4                    $ 4,225.46       $ 4,022.37      $ 38.11            $ 34.76       $ 35.71
        5                    $ 5,362.23       $ 5,128.31      $ 47.84            $ 43.63       $ 44.82
        6                    $ 6,533.09       $ 6,276.16      $ 57.29            $ 52.25       $ 53.67
        7                    $ 7,739.09       $ 7,466.83      $ 66.46            $ 60.61       $ 62.26
        8                    $ 8,981.26       $ 8,701.26      $ 75.36            $ 68.73       $ 70.61
        9                    $10,260.70       $ 9,980.70      $ 84.01            $ 76.62       $ 78.71
       10                    $11,578.52       $11,298.52      $ 92.40            $ 84.27       $ 86.57
       11                    $12,935.87       $12,655.87      $100.55            $ 91.70       $ 94.20
       12                    $14,333.95       $14,053.95      $108.46            $ 98.92       $101.61
       13                    $15,773.97       $15,493.97      $116.14            $105.92       $108.81
       14                    $17,257.19       $16,977.19      $123.59            $112.72       $115.80
       15                    $18,784.90       $18,504.90      $130.83            $119.33       $122.58
       16                    $20,358.45       $20,078.45      $137.86            $125.74       $129.16
       17                    $21,979.20       $21,699.20      $144.69            $131.96       $135.56
       18                    $23,648.58       $23,368.58      $151.31            $138.00       $141.76
       19                    $25,368.04       $25,088.04      $157.74            $143.87       $147.79
       20                    $27,139.08       $26,859.08      $163.99            $149.57       $153.64
      AGE 60                 $18,784.90       $18,504.90      $130.83            $119.33       $122.58
      AGE 65                 $27,139.08       $26,859.08      $163.99            $149.57       $153.64
      AGE 70                 $36,823.86       $36,543.86      $192.59            $175.65       $180.44

The guaranteed minimum interest rate used to determine the values shown above is 3%. Values during the year will include interest for the completed part of the year.

The guaranteed Fixed Interest Account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge. The withdrawal charge does not exceed 7% and does not apply to any contribution after seven years from our receipt of the contribution. A $20 administrative fee has been deducted from the values in Table A as of the end of each certificate year in which the Fixed Interest Account balance is less than $20,000.

Certificate values will never be less than the minimum benefits required by the law of the state where this certificate is delivered. On request we will provide the method of computation and values for years not shown.

The guaranteed monthly income at the age shown in Table B is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no contributions after the end of the Certificate Year shown and you begin receiving payments at the age shown in Table B. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table A (Metropolitan Adjusted) and expenses appropriate for maintaining the certificate.

FORM G.4333-14                         13

                                     INDEX

    Subject                                  Q&A #(s)    Page(s)
    -------                                  --------    -------
Administrative Fees                              10           9
Age                                              12           9
Allocation of Contributions                       2           2
Assignment                                        8           8
Beneficiary                                      15          11
Cancellation                                      3           2
Computation of Values                            16          11
Contract and Authority                           18          12
Contributions                                     2           2
Death Benefit                                13, 14      10, 11
Definitions                                       1           1
Dividends                                         9           9
Fixed Interest Account                            5           6
Income Payments                              12, 17       9, 11
Information We Give You                          11           9
Separate Account and Investment Divisions         6           6
Transfers                                         7           8
Withdrawals                                       4           3

                                     NOTICE

When you write to us, please give us your name, address and certificate number. Please notify us promptly of any address changes. We will write to you at your last known address.


Checks, drafts or money orders must be drawn to the order of METLIFE. ALL PAYMENTS MUST BE MADE IN U.S. CURRENCY.


                        MULTIFUNDED ANNUITY CERTIFICATE

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                    PLEASE READ THIS CERTIFICATE CAREFULLY

FORM G.4333-14                         14

                        (LOGO OF METLIFE APPEARS HERE)
                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, New York 10010-3690

                        MULTIFUNDED ANNUITY CERTIFICATE

This certificate is a legal contract between you and MetLife that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

--------------------------------------------------------------------------------
  Certificate Date                      APRIL 20, 1994

  Owner's Name                          JOINT OWNER

  Certificate Number                    PPA CIBA AB

  Annuitant                             FIRSTNAME Q. LASTNAME

  Participating                         No - (See item 9)

  Employer                              NON QUALIFIED
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            10-DAY RIGHT TO EXAMINE

You may return your certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. if you return it within the 10 day period, the certificate will be canceled from the certificate date. We will return any deposits received on your behalf.



/s/ Joseph A. Reali                     /s/ Ted Athanassiades
Joseph A. Reali                         Ted Athanassiades
Vice-President and Secretary            President and Chief Operating Officer


                                  Cover Page

Form G.4333 (NQ-ENH)                                              P65A01 (07/93)

1.   WHAT DO THE BASIC TERMS IN MY CERTIFICATE MEAN?

     "Account Balance" is the entire amount we hold Under this certificate for you.

     "Annuitant" is the measuring life of the annuity certificate, the person during whose lifetime an income will be payable if you choose an income plan based on the annuitant's life.

     "Certificate Year" for the first year is measured from the certificate date and continues to the last day of the month in which the certificate anniversary occurs. Each new certificate year begins on the first day of the next month. For example, if the certificate date is May 15, 1995, the first certificate year ends May 31, 1996 and the second certificate year begins June 1, 1996. The certificate anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposit" refers to money received by us in this annuity certificate.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works like certificate years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your certificate. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity certificates such as this one. It is divided into portfolios each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     'We", "Us", and "Our" refer to MetLife Insurance Company.

     "You", "Your", "Me", "My" or "I" refer to the owner of this certificate. If there are two owners, the terms "You", "Your", etc. mean both of them or the survivor as the case may be. Either owner can exercise all rights under the certificate unless the owner designation states otherwise.

Form G.4333 (NQ-ENH)                   1                           P65A02(07/93)

2. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CERTIFICATE?

     Annuity deposits may be made at any time while the annuitant is alive and before the date income payments begin. All deposits should be sent to our designated office.

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be Up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

3.   CAN MY CERTIFICATE BE CANCELED?

     If we do not receive deposits under your certificate for over 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel your certificate by paying you its full withdrawal value as if you had asked for a full cash withdrawal.

4.   CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal, you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500 (or entire account balance, if less).

     If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from deposits subject to withdrawal charge (ignoring the 10% exemption provided below), and will then withdraw other amounts from any earnings on deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     Certificate withdrawal charges are imposed on each deposit for the first seven deposit years as shown in the following table.

Form G.4333 (NQ-ENH)                   2                           P65A03(07/93)

             ====================================================
                              DURING DEPOSIT YEAR

                  I    2    3    4    5    6    7     8
                                                  & beyond
                  7%   6%   5%   4%   3%   2%  1%    0%

             ====================================================

     To determine the withdrawal charge, we treat the certificate as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To determine the withdrawal charge, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. in determining what the withdrawal charge is, we do not include earnings, although the actual money to pay for the withdrawal charge may come from earnings.

     No certificate withdrawal charge will apply:

     (a) To any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

     (b)  To any withdrawal made under item 13 after your death.

     (c) To any withdrawal because of your retirement from the employer specified on the cover page provided you are then receiving retirement benefits from that employer's qualified plan. Additional deposits will not be accepted after retirement.

     In addition, the first withdrawal in a certificate year will be exempt from the withdrawal charge to the extent of the greater of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, or (ii) any extra amounts needed to make the exemption equal to 10% of your account balance (including earnings).

     For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals and for withdrawals from an investment division or the Fixed Interest Account where your account balance in such division or account is not enough to pay both the requested withdrawal and the early withdrawal charge, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

     Example of Withdrawals
     ----------------------

     Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth

Form G.4333 (NQ-ENH)                   3                           P65A04(07/93)

     Division. You now ask for $3,500 from the Growth Division.

     If this is your first request for a withdrawal in a certificate year, we would allow the greater of: (a) the first 10% of your total account balance ($1,093); or, (b) all deposits no longer subject to surrender charges ($2,000) to be withdrawn without a withdrawal charge. To determine the charge, we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the certificate as if it were a single account). We then take $1,500 from the second deposit (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge. We take it all from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,003.61, and the total account balance is $7,383,61.

     If you then take a full withdrawal, we multiply the remaining $500 from your second deposit by 3% ($15), the third $2,000 deposit by 5% ($100), and the fourth $2,000 deposit by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

     As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

5.   WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) payment by us on account of your death (or your spouse's if he or she continues the certificate), (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     Interest rates will be set by us from time to time, but will never be less than 3%.

     Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is added to the Fixed Interest Account will be credited on that deposit until the last day of the first deposit year. A new interest rate will be declared for each new deposit year and will apply both to the original

Form G.4333 (NQ-ENH)                   4                           P65A05(07/93)
     deposit and all earnings on that deposit. We may declare interest rates for one year periods starting on the date the deposit is received, instead of based on deposit years. If we do so we will tell you in advance. We will only do this for new deposits.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-today basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

6.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other certificates of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit

Form G.4333 (NQ-ENH)                   5                           P65A06(07/93)
     value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may. change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

7.   CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers by telling us.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the certificate. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the

Form G.4333 (NQ-ENH)                   6                           P65A07(07/93)

     Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

8.   MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

     Yes. Your certificate may be absolutely or collaterally assigned prior to the start of income payments. If your certificate is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment unless it is in writing and until it is recorded at our designated office. We are not responsible for the validity of any assignment. After income payments start, your certificate may not be assigned, and, to the extent permitted by law, they are not subject to the claims of creditors.

9.   ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

     No, your certificate is nonparticipating and does not share in any distribution of our surplus.

10.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CERTIFICATE?

     At the end of each certificate year, we will deduct a $20 administrative fee from your Fixed Interest Account on a "first-in, first-out" basis from deposits and then from earnings. If your Fixed Interest Account balance is less than $20 at the end of a certificate year, we will waive the fee. We will also waive any fee due when your certificate ends. No administrative fee applies to the Separate Account.

     We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.

11.  HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

     At least twice each certificate year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

Form G.4333 (NQ-ENH)                   7                           P65A08(07/93)

12. CAN METLIFE GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

     You may begin receiving income payments at any date you choose after the certificate date if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 84. If you do not choose an income plan, make a full cash withdrawal, or ask to continue the certificate by age 85 or 10 years after the certificate date if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years.

     If your date of birth is not correct on the application for your certificate, we will adjust the income payments to agree with your correct age. If we have already made any payments that were wrong. we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

13.  WHAT HAPPENS IF THE ANNUITANT DIES OR I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to the payee or permit him or her to select one of our available income plans.

     If you die, we will pay the beneficiary. If you name no beneficiary or if none is alive when you die, we will pay your contingent beneficiary. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

     If your beneficiary is your spouse and you were also the annuitant, then your spouse may continue your certificate as owner and annuitant. If you were not

Form G.4333 (NQ-ENH)                   8                           P65A09(07/93)
     the annuitant, however, then your spouse will automatically become owner and no payment will be made because of your death. If you are the annuitant's spouse, you may continue the certificate as annuitant and owner at his or her death.

     If there is more than one owner, at the death of the first owner, payment will be made to the surviving owner. If the deceased owner's spouse is the surviving owner, then no payment will be made and the surviving spouse will become the owner.

     If you are not the annuitant and he or she dies, we will pay you. If there is more than one owner, payment will be made in equal shares.

     The entire death benefit under this certificate must be distributed in a single sum within five years of your death. If, however, the payee is a natural person, the payee may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin within one year of your death. If Treasury regulations allow, we may permit our payments to start later.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee will be deducted), or

     b.   The total deposits made less any partial withdrawals, or

     c. The highest account balance as of the end of the calendar year in which any prior quinquennial (5th, 1 0th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals and any applicable administrative fees.

14.  WHAT HAPPENS IF THE PAYEE DIES AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan selected. If the guaranteed period has already ended, no further payments will be made. If the payee's estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person.

15.  WHO IS MY BENEFICIARY AND MAY 1 CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would

Form G.4333 (NQ-ENH)                   9                           P65A10(07/93)
     become the beneficiary if all the beneficiaries die before you do.

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, the payee may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives the payee, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

16.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 11. As required by law, this shows the lowest payments that we could ever make-we expect our actual payments to be higher.

     Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount-at the time annuity payments start.

17. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

18.  DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

     To preserve its status as an annuity and comply with Section 72 of the Code and applicable Treasury Regulations, we may, if necessary, amend this certificate. We will notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

Form G.4333 (NQ-ENH)                   10                          P65A11(07/93)

                                TABLE OF VALUES
                    Minimum Fixed Interest Account balance
                                    AGE 45
               For a Certificate without any partial withdrawals
  Basis: $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year.
                Values are not proportional for other deposits.

                             TABLE A                    TABLE B

       End of        Minimum        Guaranteed         Guaranteed
     Certificate     Account      Minimum Account    Minimum Monthly
        Year         Balance        Withdrawal       Income at Age 70
                                      Value              Unisex
          1          $1,010.00       $1,000.00             $6.69
          2          $2,050.30       $2,000.00            $16.65
          3          $3,121.81       $3,000.00            $26.32
          4          $4,225.46       $4,022.37            $35.71
          5          $5,362.23       $5,128.32            $44.82
          6          $6,533.09       $6,276.16            $53.67
          7          $7,739.09       $7,466.83            $62.26
          8          $8,981.26       $8,701.26            $70.61
          9         $10,260.70       $9,980.70            $78.71
         10         $11,578.52      $11,298.52            $86.57
         11         $12,935.87      $12,655.87            $94.20
         12         $14,333.95      $14,053.95           $101.61
         13         $15,773.97      $15,493.97           $108.81
         14         $17,257.19      $16,977.19           $115.80
         15         $18,784.90      $18,504.90           $122.58
         16         $20,358.45      $20,078.45           $129.16
         17         $21,979.20      $21,699.20           $135.56
         18         $23,648.58      $23,368.58           $141.77
         19         $25,368.04      $25,088.04           $147.79
         20         $27,139.08      $26,859.08           $153.64
       AGE 60       $18,784.90      $18,504.90           $122.58
       AGE 65       $27,139.08      $26,859.08           $153.64
       AGE 70       $36,823.86      $36,543.86           $180.44

The guaranteed minimum interest rate used to determine the values shown above is 3%.Values during the year will include interest for the completed part of the year.

The guaranteed account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge (but are never less than the total deposits made). The withdrawal charge does not exceed 7% and does not apply to any deposit after seven years from our receipt of the deposit. A $20 administrative fee has been deducted from the values in Table A as of the end of each contract year.

Certificate values will never be less than the minimum benefits required by the law of the state where this certificate is delivered. On request we will provide the method of computation and values for years not shown.

The guaranteed monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at age 70. This and other income plans that you may choose are described in item 12. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table A (Metropolitan Adjusted).

Form G.4333 (NQ-ENH)                   11                          P65A12(07/93)

                                     INDEX

                Subject                         Q&A #(s)          Page(s)
                -------                         --------          -------
Administrative Fees                              10                  7
Age                                              12                  8
Allocation of Deposits                            2                  2
Assignment                                        8                  7
Beneficiary                                      15                  9
Cancellation                                      3                  2
Computation of Values                            16                 10
Contract and Authority                           18                 10
Death Benefit                                13, 14               8, 9
Definitions                                       1                  1
Deposits                                          2                  2
Dividends                                         9                  7
Fixed Interest Account                            5                  4
Income Payments                              12, 17              8, 10
Information We Give You                          11                  7
Separate Account and Investment Divisions         6                  5
Transfers                                         7                  6
Withdrawals                                       4                  2


                                    NOTICE

When you write to us, please give us your name, address and certificate number. Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

                        MULTIFUNDED ANNUITY CERTIFICATE

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                    PLEASE READ THIS CERTIFICATE CAREFULLY

Form G.4333 (NQ-ENH)                   12                          P65A13(07/93)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, New York 10010-3690

                        MULTIFUNDED ANNUITY CERTIFICATE


This certificate is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

--------------------------------------------------------------------------------
 Certificate Date                                 March 15, 1990

 Owner's Name                                     John Smith

 Certificate Number                               S1 23456789

 Annuitant                                        Sally Smith

 Participating                                    No--(See item 9)
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.


                            10-DAY RIGHT TO EXAMINE

You may return your certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be canceled from the certificate date. We will [return any deposits received on your behalf] [pay you the account balance as of the date of surrender].

Nicholas D. Latrenta                 Robert G. Schwartz
Vice-President and Secretary         Chairman of the Board, President and Chief
                                     Executive Officer

                                   Cover Page

Form G. 4333 (NQ-ENH)

1.    WHAT DO THE BASIC TERMS OF MY CERTIFICATE MEAN?

      "Account Balance" is the entire amount we hold under this certificate for you.

      "Annuitant" is the measuring life of the annuity certificate, the person during whose lifetime an income will be payable if you choose an income plan based on the annuitant's life.

      "Certificate Year" for the first year is measured from the certificate date and continues to the last day of the month in which the certificate anniversary occurs. Each new certificate year begins on the first day of the next month. For example, if the certificate date is May 15,1995, the first certificate year ends May 31,1996 and the second certificate year begins June 1,1996. The certificate anniversary will be May 15th.

      "Code" means the Internal Revenue Code.

      "Deposit" refers to money received by us in this annuity certificate.

      "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works like certificate years, except that deposit years are determined separately for each deposit).

      "Designated Office" is the administrative office servicing your certificate. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

      "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity certificates such as this one. It is divided into portfolios each of which has its own investment objectives.

      "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

      "We", "Us", and "Our" refer to Metropolitan Life Insurance Company.

      "You", "Your", "Me", "My" or "I" refer to the owner of this certificate. If there are two owners, the terms "You", "Your", etc. mean both of them or the survivor as the case may be. Either owner can exercise all rights under the certificate unless the owner designation states otherwise.

Form G.4333 (NQ-ENH)                   1

2. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CERTIFICATE?

      Annuity deposits may be made at any time while the annuitant is alive and before the date income payments begin. All deposits should be sent to our designated office.

      You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

      The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

3.    CAN MY CERTIFICATE BE CANCELED?

      If we do not receive deposits under your certificate for over 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel your certificate by paying you its [full withdrawal value as if you had asked for a full cash withdrawal) [account balance].

4.    CAN I MAKE WITHDRAWALS?

      Yes. To request a withdrawal, you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500 (or entire account balance, if less).

      If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from deposits subject to withdrawal charge (ignoring the 10% exemption provided below), and will then withdraw other amounts from any earnings on deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

      Certificate withdrawal charges are imposed on each deposit for the first seven deposit years as shown in the following table.

Form G.4333 (NQ-ENH)                   2

               ===================================================
                              DURING DEPOSIT YEAR

                    1    2    3    4    5    6    7    8
                                                     & beyond
                    7%   6%   5%   4%   3%   2%   1%   0%

               ===================================================

      To determine the withdrawal charge, we treat the certificate as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To determine the withdrawal charge, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual money to pay for the withdrawal charge may come from earnings.

      No certificate withdrawal charge will apply:

      (a) To any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

      (b)   To any withdrawal made under item 13 after your death.

      [(c) To any withdrawal from the Fixed Interest Account [or Separate Account] during the first six months after the certificate date.

      (d)   To any withdrawal as a result of separation from service.]

      In addition, the first withdrawal in a certificate year will be exempt from the withdrawal charge to the extent of the greater of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, or
      (ii) any extra amounts needed to make the exemption equal to 10% of your account balance (including earnings).

      For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals and for withdrawals from an investment division or the Fixed Interest Account where your account balance in such division or account is not enough to pay both the requested withdrawal and the early withdrawal charge, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

Form G.4333 (NQ-ENH)                   3

      Example of Withdrawals
      ----------------------

      Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. You now ask for $3,500 from the Growth Division.

      If this is your first request for a withdrawal in a certificate year, we would allow the greater of: (a) the first 10% of your total account balance ($1,093); or, (b) all deposits no longer subject to surrender charges ($2,000) to be withdrawn without a withdrawal charge. To determine the charge, we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the certificate as if it were a single account). We then take $1,500 from the second deposit (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge. We take it all from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,003.61, and the total account balance is $7,383,61.

      If you then take a full withdrawal, we multiply the remaining $500 from your second deposit by 3% ($15), the third $2,000 deposit by 5% ($100), and the fourth $2,000 deposit by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

      As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

      5. WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

      The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

      Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) payment by us on account of your death (or your spouse's if he or she continues the certificate), (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

      Interest rates will be set by us from time to time, but will never be less than 3%.

Form G.4333 (NQ-ENH)                   4

      Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. [We may set a different interest rate which will apply to any amount withdrawn from your Fixed Interest Account balance within six months after the certificate date.] The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the first deposit year. A new interest rate will be declared for each new deposit year and will apply both to the original deposit and all earnings on that deposit. We may declare interest rates for one year periods starting on the date the deposit is received, instead of based on deposit years. If we do so we will tell you in advance. We will only do this for new deposits.

      The interest rates we declare are "annual effective yields". The actual rates we use on a day-today basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

6.    WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

      It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

      We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other certificates of ours.

      The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

      We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

      Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an

Form G.4333 (NQ-ENH)                   5
      effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

      A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

      Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

      We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

      Examples of the changes to the Separate Account that we may make include:

      o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

      o To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

      I any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

7.    CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

      Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers by telling us.

Form G.4333 (NQ-ENH)                   6

      If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the certificate. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

8.    MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

      Yes. Your certificate may be absolutely or collaterally assigned prior to the start of income payments. If your certificate is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment unless it is in writing and until it is recorded at our designated office. We are not responsible for the validity of any assignment. After income payments start, your certificate may not be assigned, and, to the extent permitted by law, they are not subject to the claims of creditors.

9.    ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

      No, your certificate is nonparticipating and does not share in any distribution of our surplus.

[10.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CERTIFICATE?

      At the end of each certificate year, we will deduct a $20 administrative fee from your Fixed Interest Account on a "first-in, first-out" basis from deposits and then from earnings. If your Fixed Interest Account balance is less than $20 at the end of a certificate year, we will waive the fee. We will also waive any fee due when your certificate ends. No administrative fee applies to the Separate Account.

      We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.]

[11.]HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

      At least twice each certificate year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

      Any time you have to tell us something (e.g., to request additional information,

Form G.4333 (NQ-ENH)                   7
      to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

[12.]CAN METROPOLITAN GUARANTEE ME AN INCOME FOR AS LONG AS LIVE OR FOR A WIDE
     CHOICE OF OTHER PERIODS?

      Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

      Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

      You may begin receiving income payments at any date you choose after the certificate date if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

      We will automatically send you information about income plans when you attain age 84. If you do not choose an income plan, make a full cash withdrawal, or ask to continue the certificate by age 85 or 10 years after the certificate date if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years.

      If your date of birth is not correct on the application for your certificate, we will adjust the income payments to agree with your correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

[13.]WHAT HAPPENS IF THE ANNUITANT DIES OR I DIE BEFORE INCOME PAYMENTS START?

      After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to the payee or permit him or her to select one of our available income plans.

      If you die, we will pay the beneficiary. If you name no beneficiary or if none is alive when you die, we will pay your contingent beneficiary. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them,

Form G.4333 (NQ-ENH)                   8
      unless you specify otherwise.

      If your beneficiary is your spouse and you were also the annuitant, then your spouse may continue your certificate as owner and annuitant. If you were not the annuitant, however, then your spouse will automatically become owner and no payment will be made because of your death. If you are the annuitant's spouse, you may continue the certificate as annuitant and owner at his or her death.

      If there is more than one owner, at the death of the first owner, payment will be made to the surviving owner. If the deceased owner's spouse is the surviving owner, then no payment will be made and the surviving spouse will become the owner.

      If you are not the annuitant and he or she dies, we will pay you. If there is more than one owner, payment will be made in equal shares.

      The entire death benefit under this certificate must be distributed in a single sum within five years of your death. If, however, the payee is a natural person, the payee may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin within one year of your death. If Treasury regulations allow, we may permit our payments to start later.

      After payments start, we may require proof that the payee is alive on the due date of each income payment.

      The death benefit is the greatest of:

      a. The entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee will be deducted), or

      b.   The total deposits made less any partial withdrawals, or

      c. The highest account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals and any applicable administrative fees.

[14.]WHAT HAPPENS IF THE PAYEE DIES AFTER INCOME PAYMENTS START?

      After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan selected. If the guaranteed period has already ended, no further payments will be made. If the payee's estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person.

Form G.4333 (NQ-ENH)                   9

[15.]WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

      Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do.

      You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

      After income payments start, the payee may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives the payee, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

[16.]HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

      Life income payments are calculated as shown on page 12. As required by law, this shows the lowest payments that we could ever make--we expect our actual payments to be higher.

      Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

[17.]CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE
     EFFECT AFTER I DIE?

      Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

[18.]DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

      Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

      To preserve its status as an annuity and comply with Section 72 of the Code and applicable Treasury Regulations, we may, if necessary, amend this certificate. We will notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

Form G.4333 (NQ-ENH)                   10

                                TABLE OF VALUES
                    Minimum Fixed Interest account balance
                                    AGE 45
               For a Certificate without any partial withdrawals
  Basis: $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year.
                Values are not proportional for other deposits.

                              TABLE A                          TABLE B
 End of               Minimum            Guaranteed           Guaranteed
Certificate           Account        Minimum Account       Minimum Monthly
  Year                Balance           Withdrawal           Income At Age 70
                                          Value                  Unisex
     1                  $ 1,010.00       $ 1,000.00              $  6.97
     2                  $ 2,050.30       $ 2,000.00              $ 17.36
     3                  $ 3,121.81       $ 3,000.00              $ 27.45
     4                  $ 4,225.46       $ 4,005.46              $ 37.24
     5                  $ 5,362.23       $ 5,112.23              $ 46.74
     6                  $ 6,533.09       $ 6,263.09              $ 55.97
     7                  $ 7,739.09       $ 7,459.09              $ 64.93
     8                  $ 8,981.26       $ 8,701.26              $ 73.63
     9                  $10,260.70       $ 9,980.70              $ 82.08
    10                  $11,578.52       $11,298.52              $ 90.28
    11                  $12,935.87       $12,655.87              $ 98.24
    12                  $14,333.95       $14,053.95              $105.97
    13                  $15,773.97       $15,493.97              $113.47
    14                  $17,257.19       $16,977.19              $120.76
    15                  $18,784.90       $18,504.90              $127.83
    16                  $20,358.45       $20,078.45              $134.70
    17                  $21,979.20       $21,699.20              $141.37
    18                  $23,648.58       $23,368.58              $147.84
    19                  $25,368.04       $25,088.04              $154.12
    20                  $27,139.08       $26,859.08              $160.23
   AGE 60               $18,784.90       $18,504.90              $127.83
   AGE 65               $27,139.08       $26,859.08              $160.23
   AGE 70               $36,823.86       $36,543.86              $188.17

The guaranteed minimum interest rate used to determine the values shown above is 3%. Values during the year will include interest for the completed part of the year.

The guaranteed account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge (but are never less than the total deposits made). The withdrawal charge does not exceed 7% and does not apply to any deposit after seven years from our receipt of the deposit. A $20 administrative fee has been deducted from the values in Table A as of the end of each contract year.

Certificate values will never be less than the minimum benefits required by the law of the state where this certificate is delivered. On request we will provide the method of computation and values for years not shown.

The guaranteed monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at age 70. This and other income plans that you may choose are described in item 12. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted).

Form G.4333 (NQ-ENH)                   11

                                     INDEX

          SUBJECT                                   Q&A #(S)       PAGE(S)
          -------                                   --------       -------
Administrative Fees                                      10             8
Age                                                      12             8
Allocation of Deposits                                    2             2
Assignment                                                8             7
Beneficiary                                              15            11
Cancellation                                              3             2
Computation of Values                                    16            11
Contract and Authority                                   18            11
Death Benefit                                        13, 14         9, 10
Definitions                                               1             1
Deposits                                                  2             2
Dividends                                                 9             8
Fixed Interest Account                                    5             4
Income Payments                                      12, 17         8, 11
Information We Give You                                  11             8
Separate Account and Investment Divisions                 6             5
Transfers                                                 7             7
Withdrawals                                               4             2

                                    NOTICE

When you write to us, please give us your name, address and certificate number. Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of MetLife. All payments must be made in U.S. currency.

                        MULTIFUNDED ANNUITY CERTIFICATE

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT

                    PLEASE READ THIS CERTIFICATE CAREFULLY

Form G.4333 (NQ-ENH)                  12

                                                              EXHIBIT 4(h)(i)(A)



Filed with Post-Effective Amendment No. 15 to this Registration Statement on Form N-4 on April 8, 1993.

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, New York 10010-3690

                        MULTIFUNDED ANNUITY CERTIFICATE


This certificate is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

--------------------------------------------------------------------------

 Certificate Date               SEPTEMBER 8,1992

 Owner's Name                   JANE DOE

 Certificate Number             070000000

 Annuitant                      JANE DOE

 Participating                  No (See item 9)
--------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            10-DAY RIGHT TO EXAMINE
You may return your certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be canceled from the certificate date. We will pay you the account balance as of the date of surrender.


/s/ Nicholas D. Latrenta         /s/ Robert G. Schwartz

Nicholas D. Latrenta              Robert G. Schwartz
Vice-President and Secretary      Chairman of the Board, President and Chief
                                  Executive Officer

                                  Cover Page

Form G.4333 (NQ-ENH)                                             P28A(92/05)

1.   WHAT DO THE BASIC TERMS IN MY CONTRACT MEAN?

     "Account Balance" is the entire amount we hold under this certificate for you.

     "Annuitant" is the measuring life of the annuity certificate, the person during whose lifetime an income will be payable if you choose an income plan based on the annuitant's life.

     "Certificate Year" for the first year is measured from the certificate date and continues to the last day of the month in which the certificate anniversary occurs. Each new certificate year begins on the first day of the next month. For example, if the certificate date is May 15, 1995, the first certificate year ends May 31,1996 and the second certificate year begins June 1, 1996. The certificate anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposit" refers to money received by us in this annuity certificate.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works like certificate years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your certificate. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity certificates such as this one. It is divided into portfolios each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "We", "Us", and "Our" refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me", "My" or "I" refer to the owner of this certificate. If there are two owners, the terms "You", "Your", etc. mean both of them or the survivor as the case may be. Either owner can exercise all rights under the certificate unless the owner designation states otherwise.

Form G.4333 (NQ-ENH)                   1                            P28A(92/05)

2. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CERTIFICATE?

     Annuity deposits may be made at any time while the annuitant is alive and before the date income payments begin. All deposits should be sent to our designated office.

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

3.   CAN MY CERTIFICATE BE CANCELED?

     If we do not receive deposits under your certificate for over 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel your certificate by paying you its account balance.

4.   CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal, you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500 (or entire account balance, if less).

     If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from deposits subject to withdrawal charge (ignoring the 10% exemption provided below), and will then withdraw other amounts from any earnings on deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     Certificate withdrawal charges are imposed on each deposit for the first seven deposit years as shown in the following table.

Form G.4333 (NQ-ENH)                   2                            P28A(92/05)

            ====================================================

                              During Deposit Year

               1     2     3     4     5     6     7        8&
                                                          beyond

               7%    6%    5%    4%    3%    2%    1%      0%

            ====================================================

     To determine the withdrawal charge, we treat the certificate as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To determine the withdrawal charge, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings-in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual money to pay for the withdrawal charge may come from earnings.

     No certificate withdrawal charge will apply:

     (a) To any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

     (b)  To any withdrawal made under item 12 after your death.

     (c)  To any withdrawal as a result of separation from service.

     In addition, the first withdrawal in a certificate year will be exempt from the withdrawal charge to the extent of the greater of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, or (ii) any extra amounts needed to make the exemption equal to 10% of your account balance (including earnings).

     For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals and for withdrawals from an investment division or the Fixed Interest Account where your account balance in such division or account is not enough to pay both the requested withdrawal and the early withdrawal charge, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

 Form G.4333 (NQ-ENH)                  3                             P28A(92/05)

     Example of Withdrawals
     ----------------------

     Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. You now ask for $3,500 from the Growth Division.

     If this is your first request for a withdrawal in a certificate year, we would allow the greater of: (a) the first 10% of your total account balance ($1,093); or, (b) all deposits no longer subject to surrender charges ($2,000) to be withdrawn without a withdrawal charge. To determine the charge, we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the certificate as if it were a single account). We then take $1,500 from the second deposit (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge. We take it all from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,003.61, and the total account balance is $7,383.61.

     If you then take a full withdrawal, we multiply the remaining $500 from your second deposit by 3% ($15), the third $2,000 deposit by 5% ($100), and the fourth $2,000 deposit by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

     As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

5.   WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) payment by us on account of your death (or your spouse's if he or she continues the certificate), (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     Interest rates will be set by us from time to time, but will never be less than 3%.

Form G.4333 (NQ-ENH)                  4                             P28A(92/05)

     Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the first deposit year. A new interest rate will be declared for each new deposit year and will apply both to the original deposit and all earnings on that deposit. We may declare interest rates for one year periods starting on the date the deposit is received, instead of based on deposit years. If we do so we will tell you in advance. We will only do this for new deposits.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-today basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

6.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other certificates of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an

Form G.4333 (NQ-ENH)                  5                             P28A(92/05)
     effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

7.   CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers by telling us.

Form G.4333 (NQ-ENH)                  6                             P28A(92/05)

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the certificate. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

8.   MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

     Yes. Your certificate may be absolutely or collaterally assigned prior to the start of income payments. If your certificate is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment unless it is in writing and until it is recorded at our designated office. We are not responsible for the validity of any assignment. After income payments start, your certificate may not be assigned, and, to the extent permitted by law, they are not subject to the claims of creditors.

9.   ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

     No, your certificate is nonparticipating and does not share in any distribution of our surplus.

10.  HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

     At least twice each certificate year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

11. CAN METROPOLITAN GUARANTEE ME AN INCOME FOR AS LONG AS LIVE OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

Form G.4333 (NQ-ENH)                  7                             P28A(92/05)

     Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

     You may begin receiving income payments at any date you choose after the certificate date if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 84. If you do not choose an income plan, make a full cash withdrawal, or ask to continue the certificate by age 85 or 10 years after the certificate date if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years.

     If your date of birth is not correct on the application for your certificate, we will adjust the income payments to agree with your correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

12.  WHAT HAPPENS IF THE ANNUITANT DIES OR I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to the payee or permit him or her to select one of our available income plans.

     If you die, we will pay the beneficiary. If you name no beneficiary or if none is alive when you die, we will pay your contingent beneficiary. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

     If your beneficiary is your spouse and you were also the annuitant, then your spouse may continue your certificate as owner and annuitant If you were not the annuitant, however, then your spouse will automatically become owner and no payment will be made because of your death. If you are the annuitant's spouse, you may continue the certificate as annuitant and owner at his or her death.

     If there is more than one owner, at the death of the first owner, payment will be made to the surviving owner. If the deceased owner's spouse is the surviving owner, then no payment will be made and the surviving spouse will become

Form G.4333 (NQ-ENH)                  8                             P28A(92/05)
     the owner.

     If you are not the annuitant and he or she dies, we will pay you. If there is more than one owner, payment will be made in equal shares.

     The entire death benefit under this certificate must be distributed in a single sum within five years of your death. If, however, the payee is a natural person, the payee may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin within one year of your death. If Treasury regulations allow, we may permit our payments to start later.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply), or

     b.   The total deposits made less any partial withdrawals, or

     c. The highest account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals.

13.  WHAT HAPPENS IF THE PAYEE DIES AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan selected. If the guaranteed period has already ended, no further payments will be made. If the payee's estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person.

14.  WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do.

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, the payee may change the beneficiary for any

Form G.4333 (NQ-ENH)                  9                             P28A(92/05)
     future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives the payee, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

15.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 11. As required by law, this shows the lowest payments that we could ever make--we expect our actual payments to be higher.

     Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

16. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

17.  DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

     To preserve its status as an annuity and comply with Section 72 of the Code and applicable Treasury Regulations, we may, if necessary, amend this certificate. We will notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

Form G.4333 (NQ-ENH)                  10                             P28A(92/05)

                                TABLE OF VALUES
                     Minimum Fixed Interest account balance

                                     AGE 45

               For a Certificate without any partial withdrawals
Basis: $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year. Values are not proportional for other deposits.

                           TABLE A                     TABLE B
  End of           Minimum       Guaranteed          Guaranteed
Certificate        Account     Minimum Account     Minimum Monthly
   Year            Balance       Withdrawal        Income at Age 70
                                    Value              unisex
    1            $1,030.00        $1,000.00            $10.70
    2            $2,090.90        $2,000.00            $21.09
    3            $3,183.63        $3,019.55            $31.17
    4            $4,309.14        $4,106.38            $40.96
    5            $5,468.41        $5,234.82            $50.47
    6            $6,662.46        $6,405.79            $59.70
    7            $7,892.34        $7,620.24            $68.66
    8            $9,159.11        $8,879.11            $77.36
    9           $10,463.88       $10,183.88            $85.80
   10           $11,807.80       $11,527.80            $94.00
   11           $13,192.03       $12,912.03           $101.97
   12           $14,617.79       $14,337.79           $109.70
   13           $16,086.32       $15,806.32           $117.20
   14           $17,598.91       $17,318.91           $124.49
   15           $19,156.88       $18,876.88           $131.56
   16           $20,761.59       $20,481.59           $138.43
   17           $22,414.44       $22,134.44           $145.09
   18           $24,116.87       $23,836.87           $151.57
   19           $25,870.38       $25,590.38           $157.85
   20           $27,676.49       $27,396.49           $163.95
  AGE 60        $19,156.88       $18,876.88           $131.56
  AGE 65        $27,676.49       $27,396.49           $163.95
  AGE 70        $37,553.04       $37,273.04           $191.90

The guaranteed minimum interest rate used to determine the values shown above is 3%. Values during the year will include interest for the completed part of the year.

The guaranteed account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge (but are never less than the total deposits made). The withdrawal charge does not exceed 7% and does not apply to any deposit after seven years from our receipt of the deposit.

Certificate values will never be less than the minimum benefits required by the law of the state where this certificate is delivered. On request we will provide the method of computation and values for years not shown.

The guaranteed monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at age 70. This and other income plans that you may choose are described in item 11. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted).

Form G.4333 (NQ-ENH)                  11                             P28A(92/05)

                                     INDEX


             Subject                          Q&A#(s)          PAGE(S)
             -------                          -------          -------
Age                                              11                7
Allocation of Deposits                            2                2
Assignment                                        8                7
Beneficiary                                      14                9
Cancellation                                      3                2
Computation of Values                            15               10
Contract and Authority                           17               10
Death Benefit                                12, 13             8, 9
Definitions                                       1                1
Deposits                                          2                2
Dividends                                         9                7
Fixed Interest Account                            5                4
Income Payments                              11, 16            7, 10
Information We Give You                          10                7
Separate Account and Investment Divisions         6                5
Transfers                                         7                6
Withdrawals                                       4                2


                                    NOTICE

When you write to us, please give us your name, address and certificate number. Please notify us promptly of any address changes. We will write to you at your last known address.


Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

                        MULTIFUNDED ANNUITY CERTIFICATE

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT

                     PLEASE READ THIS CERTIFICATE CAREFULLY

Form G.4333 (NQ-ENH)                                                 P28A(92/05)

                         (LOGO OF METLIFE APPEARS HERE)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, New York 10010-3690

                        MULTIFUNDED ANNUITY CERTIFICATE

This certificate is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this certificate carefully.

------------------------------------------------------------------------

   Certificate Date                         March 15, 1990

   Owner's Name                             John Smith

   Certificate Number                       S123456789

   Annuitant                                Sally Smith

   Participating                            No--(See item 9)

------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK AND STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            10-DAY RIGHT TO EXAMINE
You may return your certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be canceled from the certificate date. We will pay you the account balance as of the date of surrender.



/s/ Nicholas D. Latrenta              /s/ Robert G. Schwartz

Nicholas D. Latrenta                  Robert G. Schwartz
Vice-President and Secretary          Chairman of the Board, President and Chief
                                      Executive Officer

                                  Cover Page

Form G.4333 (NQ-ENH)

1.   WHAT DO THE BASIC TERMS IN MY CERTIFICATE MEAN?

     "Account Balance" is the entire amount we hold under this certificate for you.

     "Annuitant is the measuring life of the annuity certificate, the person during whose lifetime an income will be payable if you choose an income plan based on the annuitant's life.

     "Certificate Year" for the first year is measured from the certificate date and continues to the last day of the month in which the certificate anniversary occurs. Each new certificate year begins on the first day of the next month. For example, if the certificate date is May 15, 1995, the first certificate year ends May 31, 1996 and the second certificate year begins June 1, 1996. The certificate anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposit" refers to money received by us in this annuity certificate.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works like certificate years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your certificate. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity certificates such as this one. It is divided into portfolios each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "We", "Us", and "Our" refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me", "My" or "I" refer to the owner of this certificate. If there are two owners, the terms "You", "Your", etc. mean both of them or the survivor as the case may be. Either owner can exercise all rights under the certificate unless the owner designation states otherwise.

Form G.4333 (NQ-ENH)                   1

2. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CERTIFICATE?

     Annuity deposits may be made at any time while the annuitant is alive and before the date income payments begin. All deposits should be sent to our designated office.

     You choose how deposits are allocated among the Fixed interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

3.   CAN MY CERTIFICATE BE CANCELED?

     If we do not receive deposits under your certificate for over 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel your certificate by paying you its account balance.

4.   CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal, you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500 (or entire account balance, if less).

     If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from deposits subject to withdrawal charge (ignoring the 10% exemption provided below), and will then withdraw other amounts from any earnings on deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     Certificate withdrawal charges are imposed on each deposit for the first seven deposit years as shown in the following table.

Form G.4333 (NQ-ENH)                   2

            ======================================================
                              During Deposit Year

                 1   2     3    4    5    6     7    8
                                                   & beyond
                 7%  6%    5%   4%   3%   2%    1%   0%

            ======================================================

     To determine the withdrawal charge, we treat the certificate as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To determine the withdrawal charge, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings-in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual money to pay for the withdrawal charge may come from earnings.

     No certificate withdrawal charge will apply:

     (a) To any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

     (b)  To any withdrawal made under item 13 after your death.

     (c) To any withdrawal from the Fixed Interest Account during the first three months after the certificate date.

     In addition, the first withdrawal in a certificate year will be exempt from the withdrawal charge to the extent of the greater of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, or (ii) any extra amounts needed to make the exemption equal to 10% of your account balance (including earnings).

     For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals and for withdrawals from an investment division or the Fixed Interest Account where your account balance in such division or account is not enough to pay both the requested withdrawal and the early withdrawal charge, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

Form G.4333 (NQ-ENH)                   3

     Example of Withdrawals
     ----------------------

     Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. You now ask for $3,500 from the Growth Division.

     If this is your first request for a withdrawal in a certificate year, we would allow the greater of: (a) the first 10% of your total account balance ($1,093); or, (b) all deposits no longer subject to surrender charges ($2,000) to be withdrawn without a withdrawal charge. To determine the charge, we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the certificate as if it were a single account). We then take $1,500 from the second deposit (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge. We take it all from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,003.61, and the total account balance is $7,383.61.

     If you then take a full withdrawal, we multiply the remaining $500 from your second deposit by 3% ($15), the third $2,000 deposit by 5% ($100), and the fourth $2,000 deposit by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

     As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

     5. WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) payment by us on account of your death (or your spouse's if he or she continues the certificate), (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     Interest rates will be set by us from time to time, but will never be less than 3%.

Form G.4333 (NQ-ENH)                   4

     Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. We may set a different interest rate which will apply to any amount withdrawn from your Fixed Interest Account balance within three months after the certificate date. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the first deposit year. A new interest rate will be declared for each new deposit year and will apply both to the original deposit and all earnings on that deposit. We may declare interest rates for one year periods starting on the date the deposit is received, instead of based on deposit years. If we do so we will tell you in advance. We will only do this for new deposits.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-today basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

6.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other certificates of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an

Form G.4333 (NQ-ENH)                   5
     effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

7.   CAN MONEY BE TRANSFERRED WITHIN THIS CERTIFICATE?

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers by telling us.

Form G.4333 (NQ-ENH)                   6

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the certificate. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

8.   MAY I ASSIGN THIS CERTIFICATE, OR USE IT AS COLLATERAL FOR A LOAN?

     Yes. Your certificate may be absolutely or collaterally assigned prior to the start of income payments. If your certificate is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment unless it is in writing and until it is recorded at our designated office. We are not responsible for the validity of any assignment. After income payments start, your certificate may not be assigned, and, to the extent permitted by law, they are not subject to the claims of creditors.

9.   ARE DIVIDENDS PAYABLE UNDER MY CERTIFICATE?

     No, your certificate is nonparticipating and does not share in any distribution of our surplus.

10.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CERTIFICATE?

     At the end of each certificate year, we will deduct a $20 administrative fee from your Fixed Interest Account on a first-in, first-out" basis from deposits and then from earnings. If your Fixed Interest Account balance is less than $20 at the end of a certificate year, we will waive the fee. We will also waive any fee due when your certificate ends. No administrative fee applies to the Separate Account.

     We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.

11.  HOW CAN I GET INFORMATION ABOUT MY CERTIFICATE AND ITS VALUE?

     At least twice each certificate year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information,

Form G.4333 (NQ-ENH)                   7
     to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

12. CAN METROPOLITAN GUARANTEE ME AN INCOME FOR AS LONG AS LIVE OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

     You may begin receiving income payments at any date you choose after the certificate date if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 84. If you do not choose an income plan, make a full cash withdrawal, or ask to continue the certificate by age 85 or 10 years after the certificate date if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years.

     If your date of birth is not correct on the application for your certificate, we will adjust the income payments to agree with your correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

13.  WHAT HAPPENS IF THE ANNUITANT DIES OR I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to the payee or permit him or her to select one of our available income plans.

     If you die, we will pay the beneficiary. If you name no beneficiary or if none is alive when you die, we will pay your contingent beneficiary. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them,

Form G.4333 (NQ-ENH)                   8
     unless you specify otherwise.

     If your beneficiary is your spouse and you were also the annuitant, then your spouse may continue your certificate as owner and annuitant. If you were not the annuitant, however, then your spouse will automatically become owner and no payment will be made because of your death. If you are the annuitant's spouse, you may continue the certificate as annuitant and owner at his or her death.

     If there is more than one owner, at the death of the first owner, payment will be made to the surviving owner. If the deceased owner's spouse is the surviving owner, then no payment will be made and the surviving spouse will become the owner.

     If you are not the annuitant and he or she dies, we will pay you. If there is more than one owner, payment will be made in equal shares.

     The entire death benefit under this certificate must be distributed in a single sum within five years of your death. If, however, the payee is a natural person, the payee may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin within one year of your death. If Treasury regulations allow, we may permit our payments to start later.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee will be deducted), or

     b.   The total deposits made less any partial withdrawals, or

     c. The highest account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) certificate anniversary occurs, less any later partial withdrawals and any applicable administrative fees.

14.  WHAT HAPPENS IF THE PAYEE DIES AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan selected. If the guaranteed period has already ended, no further payments will be made. If the payee's estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person.

Form G.4333 (NQ-ENH)                   9

15.  WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do.

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, the payee may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives the payee, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

16.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 12. As required by law, this shows the lowest payments that we could ever make--we expect our actual payments to be higher.

     Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

17. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

18.  DOES MY CERTIFICATE CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your certificate and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents. Nothing in the group contract under which this certificate was issued takes away or reduces any of your rights under this certificate or under any law that applies to it.

     To preserve its status as an annuity and comply with Section 72 of the Code and applicable Treasury Regulations, we may, if necessary, amend this certificate. We will notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

Form G.4333 (NQ-ENH)                   10

                                TABLE OF VALUES
                    Minimum Fixed Interest account balance
                                    AGE 45
               For a Certificate without any partial withdrawals
   Basis:  $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year.

                Values are not proportional for other deposits.

                      TABLE A                      TABLE B
  End of        Minimum        Guaranteed         Guaranteed
Certificate     Account      Minimum Account   Minimum Monthly
   Year         Balance        Withdrawal      Income At Age 70
                                 Value              Unisex
  1             $1,010.00      $1,000.00            $ 6.69
  2             $2,050.30      $2,000.00            $16.65
  3             $3,121.81      $3,000.00            $26.32
  4             $4,225.46      $4,022.37            $35.71
  5             $5,362.23      $5,128.31            $44.82
  6             $6,533.09      $6,276.16            $53.67
  7             $7,739.09      $7,466.83            $62.26
  8             $8,981.26      $8,701.26            $70.61
  9            $10,260.70      $9,980.70            $78.71
  10           $11,578.52     $11,298.52            $86.57
  11           $12,935.87     $12,655.87            $94.20
  12           $14,333.95     $14,053.95           $101.61
  13           $15,773.97     $15,493.97           $108.81
  14           $17,257.19     $16,977.19           $115.80
  15           $18,784.90     $18,504.90           $122.58
  16           $20,358.45     $20,078.45           $129.16
  17           $21,979.20     $21,699.20           $135.56
  18           $23,648.58     $23,368.58           $141.76
  19           $25,368.04     $25,088.04           $147.79
  20           $27,139.08     $26,859.08           $153.64
AGE 60         $18,784.90     $18,504.90           $122.58
AGE 65         $27,139.08     $26,859.08           $153.64
AGE 70         $36,823.86     $36,543.86           $180.44

The guaranteed minimum interest rate used to determine the values shown above is 3%. Values during the year will include interest for the completed part of the year.

The guaranteed account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge (but are never less than the total deposits made). The withdrawal charge does not exceed 7% and does not apply to any deposit after seven years from our receipt of the deposit. A $20 administrative fee has been deducted from the values in Table A as of the end of each contract year.

Certificate values will never be less than the minimum benefits required by the law of the state where this certificate is delivered. On request we will provide the method of computation and values for years not shown.

The guaranteed monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at age 70. This and other income plans that you may choose are described in item 12. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted).

Form G.4333 (NQ-ENH)                   11

                                     INDEX

              Subject                          Q&A #(s)        Page(s)
              -------                          --------        -------
Administrative Fees                              10              7
Age                                              12              8
Allocation of Deposits                            2              2
Assignment                                        8              7
Beneficiary                                      15             10
Cancellation                                      3              2
Computation of Values                            16             10
Contract and Authority                           18             10
Death Benefit                                13, 14           8, 9
Definitions                                       1              1
Deposits                                          2              2
Dividends                                         9              7
Fixed Interest Account                            5              4
Income Payments                              12, 17          8, 10
Information We Give You                          11              7
Separate Account and Investment Divisions         6              5
Transfers                                         7              6
Withdrawals                                       4              2

                                    NOTICE

When you write to us, please give us your name, address and certificate number. Please notify us promptly of any address changes. We will write to you at your last known address.


Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

                        MULTIFUNDED ANNUITY CERTIFICATE

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT

                     PLEASE READ THIS CERTIFICATE CAREFULLY

Form G.4333 (NQ-ENH)                   12

                                                            EXHIBIT (4)(h)(i)(A)


Filed with Post-Effective Amendment No. 9 to this Registration Statement on Form N-4 on March 1, 1990.

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State) will pay the benefits of this certificate according to its provisions


                        MULTIFUNDED ANNUITY CERTIFICATE
            A Flexible Payment Deferred Annuity Certificate which :
                      .   Includes A Cash Withdrawal Value
                      .   Includes A Monthly Life Annuity
                      .   Provides A Death Benefit Prior to Retirement
                      .   Is Not Eligible for Dividends


  ---------------------------------------------------------------------------
                                SPECIFICATIONS
     NUMBER                                                 S123456789

     CERTIFICATE DATE                                       MARCH 15, 1990

     PARTICIPANT                                            JOHN SMITH

     ANNUITANT                                              JANE SMITH
  ---------------------------------------------------------------------------

  ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

  AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE
  ARE:
       o    Division  1       Growth Division
       o    Division  2       Income Division
       o    Division  3       Diversified Division
       o    Division  4       Aggressive Growth Division
       o    Division  5       Stock Index Division

  A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                    PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1

                      10-DAY RIGHT TO EXAMINE CERTIFICATE
  You may return this certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be cancelled from its certificate date. We will refund any deposits you have made into the certificate.

                                   Cover Page

  Form G.4333 VM (NQ-1)

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
SPECIFICATIONS............................................................COVER

10-DAY RIGHT TO EXAMINE CERTIFICATE.......................................COVER

SECTION 1--DEFINITIONS.......................................................3

SECTION 2--GENERAL...........................................................5
  A.  Standard Provisions....................................................5
      -------------------
      *    Is this my entire contract and may it be contested?...............5
      *    Can this certificate be changed?..................................5
      *    Are dividends payable under this certificate?.....................5
      *    How can I get information about my certificate and its value?.....5
      *    How should I notify Metropolitan?.................................5
      *    May I assign this certificate, or use its value as
           collateral for a loan?............................................5

  B.  Deposits...............................................................5
      --------
      *    When and where may annuity deposits be made?......................5
      *    How much money can be deposited under my certificate?.............6
      *    When are deposits credited to the Account?........................6
      *    How are deposits allocated?.......................................6
      *    Can my certificate be cancelled if deposits are not made?.........6

  C.  Transfers..............................................................6
      ---------
      *    Can money be transferred between Accounts?........................6

  D.  Administrative Fees....................................................7
      -------------------
      *    Are administrative fees deducted from my certificate?.............7

  E.  Cash Withdrawals.......................................................7
      ----------------
      *    Can I make cash withdrawals.......................................7
      *    Is there a charge for making a withdrawal?........................7
      *    Example of a partial withdrawal...................................8
      *    Example of a full withdrawal......................................8

  F.  Changes to Beneficiaries...............................................9
      ------------------------
      *    May the beneficiary be changed?...................................9

Form G.4333 VM (NQ-1)                  1

  G.  Death Benefits.........................................................9
      --------------
      *    What happens if I die and I am also the annuitant?................9
      *    What happens if I am not the annuitant, and the annuitant
           dies before income payments start and while I am alive?...........9
      *    What happens if I am not the annuitant, and I die before income payments start and the Annuitant is alive?.......................10
      *    How is the death benefit calculated?.............................10

SECTION 3--FIXED INTEREST ACCOUNT...........................................11
      *    How is interest credited to my Fixed Interest Account?...........11

SECTION 4--SEPARATE ACCOUNT.................................................12
      *    What is the Separate Account?....................................12
      *    How does the Separate Account operate?...........................12
      *    Can the Separate Account be changed?.............................13

SECTION 5--INCOME PAYMENTS..................................................14
      *    Can Metropolitan guarantee me income as long as I live?..........14
      *    Can I arrange for a specific income plan for my
           beneficiary to take effect after I die?..........................14
      *    What happens if the annuitant dies after income
           payments start?..................................................14
      *    How are income payments that are guaranteed for
           life calculated?.................................................15

TABLE OF VALUES.............................................................17

NOTICE......................................................................18

Form G.4333 VM (NQ-1)                  2

                            SECTION 1--DEFINITIONS
                            ----------------------

What do various terms in my certificate mean?
---------------------------------------------

"Account Balance"        It is the entire amount we hold under this certificate
                         for you.

"Accumulation Unit"      The unit of measurement used in determining the value
                         of amounts held in the investment divisions of the Separate Account.

"Annuitant"              The measuring life of this annuity certificate. Joint
                         annuitants are not allowed.

"Beneficiary"            The person or persons you name to receive death
                         proceeds when die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die. Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you tell us otherwise.

"Cash Withdrawal Value"  The amount available to you after any early withdrawal charges have been deducted.

"Certificate Year"       Certificate year is measured from the certificate date
                         and continues for 12 months. Each new certificate year begins on the anniversary date. For example, if the certificate date is May 15, 1995, the first certificate year ends May 14, 1996 and the second certificate year begins May 15, 1996. The certificate anniversary will be May 15th.

"Deposits"               Your payments to us under this annuity certificate.


"Deposit Year"           The initial period during which a declared interest
                         rate for the Fixed Interest Account is credited on each deposit and each following one year period.

Form G.4333 VM (NQ-1)                  3

"Designated Office"      The administrative office servicing your certificate.
                         It is, currently, the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison
                         Avenue, New York, N.Y. 10010. If we change it, we will tell you.

"Fund" The Metropolitan Series Fund Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

"Investment Divisions"   Each investment division is part of the Separate
                         Account and invests in a corresponding portfolio of the fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide.
                         The cover page shows the available divisions. We will tell you about any changes.

"We", "Us", and "Our"    Metropolitan Life Insurance Company.

"You", "Your", "Me",     The participant of the certificate. The person who may
"My", or "I"             exercise all rights under this certificate while the
                         annuitant is alive. If joint participants are named, either participant will be able to exercise all rights under the certificate, unless the participant designation specifies otherwise.

Form G.4333 VM (NQ-1)                  4

                              SECTION 2--GENERAL
                              ------------------

A.  STANDARD PROVISIONS

Is this my entire contract and may it be contested?
---------------------------------------------------

This certificate together with any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate.

How can this certificate be changed?
------------------------------------

A change or waiver of any provision in this certificate may only be made in writing by our President, Secretary, or a Vice-President. None of our other employees, representatives or agents can do this.

Are dividends payable under this certificate?
---------------------------------------------

No, dividends are not paid under this certificate.

How can I get information about my certificate and its value?
-------------------------------------------------------------

At least twice each certificate year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

How should I notify Metropolitan?
---------------------------------

Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

May I assign this certificate, or use its value as collateral for a loan?
-------------------------------------------------------------------------

No. Your rights under this certificate may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security.

B.  DEPOSITS

When and where may annuity deposits be made?
--------------------------------------------

Annuity deposits may be made at any time while the annuitant is alive and before the date income benefits begin. All deposits

Form G.4333 VM (NQ-1)                  5
should be sent to our designated office.

How much money can be deposited under my certificate?
-----------------------------------------------------

The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

When are deposits credited to my account?
-----------------------------------------

Deposits to the Fixed Interest Account are credited as of the date they are received at our designated office. Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. No deposit will be credited before the certificate date.

How are deposits allocated?
---------------------------

You choose how deposits are allocated among the Fixed Interest Account and the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

Can my certificate be cancelled if deposits are not made?
---------------------------------------------------------

If a deposit has not been made for 36 consecutive months and if the account balance is less than $2,000, we may, if permitted by law, cancel this certificate by paying you the full cash withdrawal value in a single sum.

C.  TRANSFERS

Can money be transferred between Accounts?
------------------------------------------

Yes.  You can make an unlimited number of transfers by telling us.

If you transfer money from the Fixed Interest Account to the Separate Account and then you make a transfer from the Separate Account to the Fixed Interest Account within 12 months, an amount equal to the amount originally transferred from the Fixed Interest Account will go back to the Fixed Interest Account and be treated as if that amount had never been transferred. Thus, it will be earning the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer will be treated the same as if it were a new deposit to the Fixed Interest Account. If it is

Form G.4333 VM (NQ-1)                  6
transferred back to the Fixed Interest Account 12 or more months after it was transferred to the Separate Account, it will earn the current fixed interest rate for new deposits.

D.  ADMINISTRATIVE FEES

Are administrative fees deducted from my certificate?
-----------------------------------------------------

At the end of the month in which a certificate year ends, we will deduct a $20 administrative fee from deposits and interest earned on those deposits that are in your Fixed Interest Account on a "first-in first-out" basis. If your Fixed Interest Account balance is less than $20 at the end of the certificate year, we will waive the administrative fee. We will also waive the administrative fee due at the end of the month of the certificate year your certificate ends. No administrative fee applies to the Separate Account.

We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.

E.  CASH WITHDRAWALS

Can I make cash withdrawals?
----------------------------

Yes, cash withdrawals are permitted. Tell us if you want to make a withdrawal. The minimum withdrawal is $250.

Is there a charge for making a withdrawal?
------------------------------------------

Yes, but if you make a withdrawal, we will first withdraw any amounts that can be withdrawn with no withdrawal charge and will then withdraw other amounts from deposits and interest earned on those deposits on a "first-in, first-out" (FIFO) basis. Withdrawal charges shown in the following table apply to each deposit.

                  --------------------------------------
                              During Deposit Year
                     1   2   3   4   5   6   7   8 &
                                                 Beyond
                     7%  6%  5%  4%  3%  2%  1%   0%
                  --------------------------------------

As part of your first withdrawal in a certificate year you may withdraw up to 10% of your account balance without a withdrawal charge. If your first withdrawal in a certificate year is for more than 10% of the account balance, a withdrawal charge, if applicable, will be imposed on the excess. Other withdrawals made in the same certificate year will be subject to withdrawal

Form G.4333 VM (NQ-1)                  7
charges, if applicable, regardless of the amount of the first withdrawal.

No withdrawal charge will apply:
(a) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.
(b) To any withdrawal made to provide income payments for life, or for a period of five years or more if payments cannot be accelerated.
(c)  To any withdrawal made after your death.

For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies, divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%).

For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

Whether or not there is a withdrawal charge, you may be subject to a tax penalty on certain withdrawals, as well as federal income tax. The law requires us to reserve the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months from the date of a request. We do not intend to do this, except in an extreme emergency.

Example of a Partial Withdrawal
-------------------------------

If your first request for a withdrawal in a certificate year is for $5,000 and your account balance of $9,000 includes $7,000 of deposits all of which are subject to a 7% withdrawal charge, we would allow the first 10% of your account balance ($900) to be withdrawn without a withdrawal charge. We would pay you $5,000 and reduce your account balance by $5308.60 (the $900 free of charge; plus $4,408.60 computed by taking the other $4,100 of the requested withdrawal amount and dividing by .93, i.e., 100% minus 7%).

Example of a Full Withdrawal
----------------------------

If your second request for a withdrawal in a certificate year is for a full withdrawal and your account balance of $15,000 includes $10,000 of deposits all of which are subject to a 7% withdrawal charge, the withdrawal charge would be $700 (i.e., $10,000 x .07); and we pay you $14,300 (i.e., $15,000-$700).

Form G.4333 VM (NQ-1)                  8

F.  CHANGES TO BENEFICIARIES

May the beneficiaries be changed?
---------------------------------

Yes, at any time, while you and the annuitant are alive and before income payments start. You may make the change by completing our "Change of Beneficiary" form which you may get from our designated office. No change is binding on us until it is recorded at our designated office. Once recorded, the change binds us as of the date you signed it.

After income payments start, you may change the beneficiary for any future guaranteed income payments. You cannot make any changes that would affect the number or size of income payments. Thus, if we are making payments over two lifetimes, neither name may be changed after we start making payments.

G.  DEATH BENEFITS

What happens if I die and I am also the annuitant?
--------------------------------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to your beneficiary or permit him or her to select one of our income plans for life or for a period of years not more than his or her life expectancy. If the entire death benefit is paid in a single sum, it must be distributed (in accordance with Treasury Regulations) by the end of the calendar year in which the fifth anniversary of your death occurs. If income payments are chosen, they must begin by the end of the calendar year following the year of your death (or such later date allowed by Treasury Regulations).

If your beneficiary is your spouse, then your spouse may continue this certificate as participant.

If you do not name a beneficiary or if none is alive when you die, we will pay your contingent beneficiary. Payments to more than one beneficiary or more than one contingent beneficiary will be divided equally among them. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum.

What happens if I am not the annuitant, and the annuitant dies before income
----------------------------------------------------------------------------
payments start and I am alive?
------------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to you or permit you to select one of our income plans. If there is more than one participant, payment will be made in equal shares.

Form G.4333 VM (NQ-1)                  9

If you are the annuitant's spouse and there is not more than one participant, you may continue the certificate as annuitant and participant.

What happens if I am not the annuitant, and I die before income payments start
------------------------------------------------------------------------------
and the annuitant is alive?
---------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to your beneficiary or permit him or her to select one of our income plans for life or for a period of years not more than his or her life expectancy. If the entire death benefit is paid in a single sum, it must be distributed (in accordance with Treasury Regulations) by the end of the calendar year in which the fifth anniversary of your death occurs. If income payments are chosen, they must begin by the end of the calendar year following the year of your death (or such later date allowed by Treasury Regulations).

If your beneficiary is your spouse, then your spouse may continue this certificate as participant.

If you do not name a beneficiary or if none is alive when you die, we will pay your contingent beneficiary. Payments to more than one beneficiary or more than one contingent beneficiary will be divided equally among them. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum.

How is the Death Benefit calculated?
------------------------------------

Before income payments (which are described below) start, the death benefit is the greatest of:
1. The entire account balance as of the date of proof of death (no early withdrawal charge will apply and no administrative fee will be deducted), or
2.   The total deposits made less any partial withdrawals, or
3. The highest account balance as of the end of the calendar year in which any prior quinquennial certificate anniversary occurs, less any subsequent partial withdrawals and administrative fees.

Form G.4333 VM (NQ-1)                  10

                       SECTION 3--FIXED INTEREST ACCOUNT
                       ---------------------------------


How is interest credited to my Fixed Interest Account?
------------------------------------------------------

Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or the date a transfer is made to the Fixed Interest Account, but not earlier than the certificate date. Interest will be credited on each deposit until the earliest of: (a) your death, (b) the Annuitant's death, (c) the date it's withdrawn, or
(d) the date you start to receive income payments.

Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the month in which the anniversary of that deposit occurs. Each following deposit year will be for one year. For example, a deposit received August 2, 1992 would be credited with the interest rate in effect on that date until August 31, 1993. Each following deposit year would start on September 1, and end on August 31. A new interest rate would apply both to the original deposit and all earnings on that deposit. We may change how deposit years are determined so that each deposit year ends on the anniversary of the date your deposit was received. If we do so, we will tell you in advance.

The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

Form G.4333 VM (NQ-1)                  11

                          SECTION 4--SEPARATE ACCOUNT
                          ---------------------------

What is the Separate Account?
-----------------------------

It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

How does the Separate Account operate?
--------------------------------------

The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the fund to make. The fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division we give you accumulation units. When you take money out of the investment division we take accumulation units away. In either case the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable fund portfolio at the end of the valuation period, add any fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate.

A valuation period is the period between one calculation of an accumulation unit and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities

Form G.4333 VM (NQ-1)                  12
and Exchange Commission determines that securities trading is restricted or permits such deferral. We may change when we calculate accumulation units by giving you 30 days notice, to the extent permitted by law.

Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Can the Separate Account be changed?
------------------------------------

We may make certain changes if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

 .    To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

 .    To substitute, for the fund share held in any portfolio, the shares of another class of the fund or the shares of another fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

Form G.4333 VM (NQ-1)                   13

                          SECTION 5--INCOME PAYMENTS
                          --------------------------

Can Metropolitan guarantee me an income for as long as I live?
--------------------------------------------------------------

Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

You may begin receiving income payments at any date you choose which occurs after the certificate date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

We will automatically send you information about income plans when you attain age 84. If you do not choose an income plan, or make a full cash withdrawal by age 85 or 10 years after the certificate date if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 5 years.

If your date of birth or sex is not correct on the enrollment form for your certificate, we will adjust the income payments to agree with your correct age and sex. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

Can I arrange for a specific income plan for my beneficiary to take effect after
--------------------------------------------------------------------------------
I die?
------

Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments.

What happens if the annuitant dies after income payments start?
---------------------------------------------------------------

After we receive proof of death and a properly completed claim form, income payments will continue to the designated beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, depending on the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes

Form G.4333 VM (NQ-1)                  14
entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. After income payments start, we may require proof that the payee is alive on the due date of each income payment.

How are income payments that are guaranteed for life calculated?
----------------------------------------------------------------

The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). We have told the chief insurance regulator of the state where we delivered the contract how we computed these values. Such values are at least as high as that state requires.

Form G.4333 VM (NQ-1)                  15

                     [THIS PAGE LEFT INTENTIONALLY BLANK]

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balances

For a certificate without any withdrawals from the Fixed Interest Account.

       BASIS: $1,000 Annual Deposit Allocated to Fixed Interest Account
                   at the Beginning of each Certificate Year

             Values are not proportional for other deposit amounts.

                         ------------------------------
                            End Of          Minimum
                          Certificate   Fixed Interest
                             Year       Account Balance
                         ------------------------------
                                1          $1,010.00
                                2          $2,050.30
                                3          $3,121.81
                                4          $4,225.46
                                5          $5,362.23
                                6          $6,533.09
                                7          $7,739.09
                                8          $8,981.26
                                9          $10,260.70
                               10          $11,578.52
                               11          $12,935.87
                               12          $14,333.95
                               13          $15,773.97
                               14          $17,257.19
                               15          $18,784.90
                               16          $20,358.45
                               17          $21,979.20
                               18          $23,648.58
                               19          $25,368.04
                               20          $27,139.08
                               21          $28,963.25
                               22          $30,842.15
                               23          $32,777.41
                               24          $34,770.73
                               25          $36,823.86
                         ------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges. A $20 Administrative Fee has been deducted from the values as of the end of each certificate year.

Form G.4333 VM (NQ-1)                  17

                                    NOTICE
When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.


Our Board of Directors is elected by our policyholders and contractholders. For details on how to vote, write to our Secretary at the designated office.


                        MULTIFUNDED ANNUITY CERTIFICATE
            A Flexible Payment Deferred Annuity Certificate which:
                      .   Includes A Cash Withdrawal Value
                      .   Includes A Monthly Life Annuity
                      .   Provides A Death Benefit Prior to Retirement
                      .   Is Not Eligible for Dividends



ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.


                    PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1



Countersigned by:__________________________________



Date:_________________

Form G.4333 VM (NQ-1)                  18

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State) will pay the benefits of this certificate according to its provisions


                        MULTIFUNDED ANNUITY CERTIFICATE
            A Flexible Payment Deferred Annuity Certificate which :
                      .   Includes A Cash Withdrawal Value
                      .   Includes A Monthly Life Annuity
                      .   Provides A Death Benefit Prior to Retirement
                      .   Is Not Eligible for Dividends

  ------------------------------------------------------------------------------
                                SPECIFICATIONS

    NUMBER                                                       S123456789

    CERTIFICATE DATE                                             MARCH 15, 1990

    PARTICIPANT                                                  JOHN SMITH

    ANNUITANT                                                    JANE SMITH
  ------------------------------------------------------------------------------

  ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

  AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE
  ARE:
          .    Division  1    Growth Division
          .    Division  2    Income Division
          .    Division  3    Diversified Division
          .    Division  4    Aggressive Growth Division
          .    Division  5    Stock Index Division
          .    Division  6    Money Market Division

  A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                    PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1

                      10-DAY RIGHT TO EXAMINE CERTIFICATE
  You may return this certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be cancelled from its certificate date. We will refund any deposits you have made into the certificate.

                                   Cover Page

  Form G.4333 VM (NQ-2)

                               TABLE OF CONTENTS
                               -----------------

                                                                                             Page
                                                                                             ----
SPECIFICATIONS..............................................................................COVER

10-DAY RIGHT TO EXAMINE CERTIFICATE ........................................................COVER

SECTION 1--DEFINITIONS.........................................................................3

SECTION 2--GENERAL.............................................................................5

  A.      Standard Provisions..................................................................5
          -------------------
          *    Is this my entire contract and may it be contested?.............................5
          *    Can this certificate be changed?................................................5
          *    Are dividends payable under this certificate?...................................5
          *    How can I get information about my certificate and its value?...................5
          *    How should I notify Metropolitan?...............................................5
          *    May I assign this certificate, or use its value as collateral for a loan?.......5

  B.      Deposits.............................................................................5
          --------
          *    When and where may annuity deposits be made?....................................5
          *    How much money can be deposited under my certificate?...........................6
          *    When are deposits credited to the Account?......................................6
          *    How are deposits allocated?.....................................................6
          *    Can my certificate be cancelled if deposits are not made?.......................6

  C.      Transfers............................................................................6
          ---------
          *    Can money be transferred between Accounts?......................................6

  D.      Administrative Fees..................................................................7
          ---------------------
          *    Are administrative fees deducted from my certificate?...........................7

  E.      Cash Withdrawals.....................................................................7
          ----------------
          *    Can  I make cash withdrawals....................................................7
          *    Is there a charge for making a withdrawal?......................................7
          *    Example of a partial withdrawal.................................................8
          *    Example of a full withdrawal....................................................8

  F.      Changes to Beneficiaries.............................................................9
          ------------------------
          *    May the beneficiary be changed?.................................................9

Form G.4333 VM (NQ-2)                  1

  G. Death Benefits.....................................................................9
     --------------
     *    What happens if I die and I am also the annuitant?............................9
     *    What happens if I am not the annuitant, and the annuitant dies before income payments start and while I am alive?..........................................9
     *    What happens if I am not the annuitant, and I die before income payments start and the Annuitant is alive?...................................10
     *    How is the death benefit calculated?.........................................10

SECTION 3--FIXED INTEREST ACCOUNT......................................................11
     *    How is interest credited to my Fixed Interest Account?.......................11

SECTION 4--SEPARATE ACCOUNT............................................................12
     *    What is the Separate Account?................................................12
     *    How does the Separate Account operate?.......................................12
     *    Can the Separate Account be changed?.........................................13

SECTION 5--INCOME PAYMENTS.............................................................14
     *    Can Metropolitan guarantee me income as long as I live?......................14
     *    Can I arrange for a specific income plan for my
          beneficiary to take effect after I die?......................................14
     *    What happens if the annuitant dies after income payments start?..............14
     *    How are income payments that are guaranteed for life calculated?.............15

TABLE OF VALUES........................................................................17

NOTICE.................................................................................18

Form G.4333 VM (NQ-2)                  2

                            SECTION 1--DEFINITIONS
                            ----------------------

What do various terms in my certificate mean?
---------------------------------------------

"Account Balance"       It is the entire amount we hold under this certificate
                        for you.

"Accumulation Unit"     The unit of measurement used in determining the value of
                        amounts held in the investment divisions of the Separate
                        Account.

"Annuitant"             The measuring life of this annuity certificate. Joint
                        annuitants are not allowed.

"Beneficiary"           The person or persons you name to receive death proceeds
                        when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die.
                        Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you tell us otherwise.

"Cash Withdrawal Value" The amount available to you after any early withdrawal charges have been deducted.

"Certificate Year"      Certificate year is measured from the certificate date
                        and continues for 12 months. Each new certificate year begins on the anniversary date. For example, if the certificate date is May 15, 1995, the first certificate year ends May 14, 1996 and the second certificate year begins May 15, 1996. The certificate anniversary will be May 15th.

"Deposits"              Your payments to us under this annuity certificate.


"Deposit Year"          The initial period during which a declared interest rate
                        for the Fixed Interest Account is credited on each deposit and each following one year period.

Form G.4333 VM (NQ-2)                  3

"Designated Office"     The administrative office servicing your certificate. It
                        is, currently, the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue,
                        New York, N.Y. 10010. If we change it, we will tell you.

"Fund" The Metropolitan Series Fund Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

"Investment Divisions"  Each investment division is part of the Separate Account and invests in a corresponding portfolio of the fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

"We", "Us", and "Our"   Metropolitan Life Insurance Company.

"You", "Your", "Me",    The participant of the certificate. The person who may
"My" or "I"             exercise all rights under this certificate while the
                        annuitant is alive. If joint participants are named, either participant will be able to exercise all rights under the certificate, unless the participant designation specifies otherwise.

Form G.4333 VM (NQ-2)                  4

                              SECTION 2--GENERAL
                              ------------------

A. STANDARD PROVISIONS

Is this my entire contract and may it be contested?
---------------------------------------------------

This certificate together with any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this certificate.

How can this certificate be changed?
------------------------------------

A change or waiver of any provision in this certificate may only be made in writing by our President, Secretary, or a Vice-President. None of our other employees, representatives or agents can do this.

Are dividends payable under this certificate?
---------------------------------------------

No, dividends are not paid under this certificate.

How can I get information about my certificate and its value?
-------------------------------------------------------------

At least twice each certificate year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

How should I notify Metropolitan?
---------------------------------

Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

May I assign this certificate, or use its value as collateral for a loan?
-------------------------------------------------------------------------

No. Your rights under this certificate may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security.

B.  DEPOSITS

When and where may annuity deposits be made?
--------------------------------------------

Annuity deposits may be made at any time while the annuitant is alive and before the date income benefits begin. All deposits

Form G.4333 VM (NQ-2)                  5
should be sent to our designated office.

How much money can be deposited under my certificate?
-----------------------------------------------------

The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

When are deposits credited to my account?
-----------------------------------------

Deposits to the Fixed Interest Account are credited as of the date they are received at our designated office. Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. No deposit will be credited before the certificate date.

How are deposits allocated?
---------------------------

You choose how deposits are allocated among the Fixed Interest Account and the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

Can my certificate be cancelled if deposits are not made?
---------------------------------------------------------

If a deposit has not been made for 36 consecutive months and if the account balance is less than $2,000, we may, if permitted by law, cancel this certificate by paying you the full cash withdrawal value in a single sum.

C. TRANSFERS

Can money be transferred between Accounts?
------------------------------------------

Yes. Except as follows, you can make an unlimited number of transfers by telling us . The exception is that once each contract year up to 20% of the value of Fixed Interest Account that is still subject to surrender charges may be transferred without surrender charge to one or more divisions of the Separate Account.

If you transfer money from the Fixed Interest Account to the Separate Account and then you make a transfer from the Separate Account to the Fixed Interest Account within 12 months, an amount equal to the amount originally transferred from the Fixed Interest Account will go back to the Fixed Interest Account and be treated as if that amount had never been transferred. Thus,

Form G.4333 VM (NQ-2)                  6
it will be earning the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer will be treated the same as if it were a new deposit to the Fixed Interest Account. If it is transferred back to the Fixed Interest Account 12 or more months after it was transferred to the Separate Account, it will earn the current fixed interest rate for new deposits.

D.  ADMINISTRATIVE FEES

Are administrative fees deducted from my certificate?
-----------------------------------------------------

At the end of the month in which a certificate year ends, we will deduct a $20 administrative fee from deposits and interest earned on those deposits that are in your Fixed Interest Account on a "first-in first-out" basis. If your Fixed Interest Account balance is less than $20 at the end of the certificate year, we will waive the administrative fee. We will also waive the administrative fee due at the end of the month of the certificate year your certificate ends. No administrative fee applies to the Separate Account.

We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.

E.  CASH WITHDRAWALS

Can I make cash withdrawals?
----------------------------

Yes, cash withdrawals are permitted. Tell us if you want to make a withdrawal. The minimum withdrawal is $250.

Is there a charge for making a withdrawal?
------------------------------------------

Yes, but if you make a withdrawal, we will first withdraw any amounts that can be withdrawn with no withdrawal charge and will then withdraw other amounts from deposits and interest earned on those deposits on a "first-in, first-out" (FIFO) basis. Withdrawal charges shown in the following table apply to each deposit.

                  ----------------------------------------
                              During Deposit Year
                     1  2   3  4    5   6   7   8 &
                                                Beyond
                     7%  6%  5%  4%  3%  2%  1%  0%
                  ----------------------------------------


As part of your first withdrawal in a certificate year you may withdraw up to 10% of your account balance without a withdrawal

Form G.4333 VM (NQ-2)                  7
charge. If your first withdrawal in a certificate year is for more than 10% of the account balance, a withdrawal charge, if applicable, will be imposed on the excess. Other withdrawals made in the same certificate year will be subject to withdrawal charges, if applicable, regardless of the amount of the first withdrawal.

No withdrawal charge will apply:
(a) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

(b) To any withdrawal made to provide income payments for life, or for a period of five years or more if payments cannot be accelerated.

(c)  To any withdrawal made after your death.

For partial withdrawals, we pay you what you ask for and reduce the account balancee by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies, divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%).

For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

Whether or not there is a withdrawal charge, you may be subject to a tax penalty on certain withdrawals, as well as federal income tax. The law requires us to reserve the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months from the date of a request. We do not intend to do this, except in an extreme emergency.

Example of a Partial Withdrawal
-------------------------------

If your first request for a withdrawal in a certificate year is for $5,000 and your account balance of $9,000 includes $7,000 of deposits all of which are subject to a 7% withdrawal charge, we would allow the first 10% of your account balance ($900) to be withdrawn without a withdrawal charge. We would pay you $5,000 and reduce your account balance by $5308.60 (the $900 free of charge; plus $4,408.60 computed by taking the other $4,100 of the requested withdrawal amount and dividing by .93, i.e., 100% minus 7%).

Example of a Full Withdrawal
----------------------------

If your second request for a withdrawal in a certificate year is for a full withdrawal and your account balance of $15,000 includes $10,000 of deposits all of which are subject to a 7%

Form G.4333 VM (NQ-2)                  8